Exhibit 10.7

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([* * *]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is dated as of June 17, 2015 (the “Signing Date”) by and between Cytos Biotechnology Ltd. a Swiss company having a place of business at Wagistrasse 25, 8952 Schlieren, Switzerland (“Licensor”), and Checkmate Pharmaceuticals, LLC, having its registered office at 49 Trowbridge St. #3, Cambridge, MA 02138, USA (“Checkmate”). Licensor and Checkmate may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

WHEREAS, Licensor is engaged in the development of products based on its Qb VLP platform technology and owns certain intellectual property and know-how covering Licensed Compounds and Licensed Products;

WHEREAS, Checkmate is engaged in the research, development, and manufacturing of pharmaceutical products for the treatment of cancer and is interested in researching, developing, manufacturing and commercializing Licensed Products for the treatment of cancer

WHEREAS, Checkmate desires to license from Licensor and Licensor wishes to license to Checkmate, on an exclusive basis, the right to research, develop, manufacture and commercialize Licensed Compounds and Licensed Products in the Field.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1    “Accounting Standards” means, with respect to Checkmate, US GAAP (United States Generally Accepted Accounting Principles) and, with respect to Licensor, the IFRS (International Financial Reporting Standards), in each case, as generally and consistently applied throughout the Party’s organization. Each Party shall promptly notify the other in writing in the event that it changes the Accounting Standards pursuant to which its records are maintained, it being understood that each Party may only use internationally recognized accounting principles (e.g., IFRS, US GAAP, etc.).

1.2    “Active Ingredient” means any substance or mixture of substances intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment or prevention of disease or lo affect the structure and function of the body.

1.3    “Adverse Event” means any serious “ untoward medical occurrence in a patient or subject who is administered Licensed Product, but only if and to the extent that such serious untoward medical occurrence is required under Law s to be reported to applicable Regulatory Authorities.

1.4    “Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists. For the purposes of this Section 1.4, the word ‘‘control” (including, with correlative meaning, the terms “controlled by’” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity or by contract or otherwise.

1.5    “Bankruptcy Event” means, with respect to a Party: (a) voluntary or involuntary proceedings by or against such Party that are instituted in bankruptcy under any insolvency law, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing; (b) a receiver or custodian is appointed for such Party; (c) proceedings are instituted by or against such Party for corporate reorganization, dissolution, liquidation or winding-up of such Party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing; or (d) substantially all of the assets of such Party are seized or attached and not released within sixty (60) days thereafter.

1.6    “Business Day” means a day other than Saturday or Sunday on which banking institutions in New York, New York are open for business.

1.7    “Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1 or October 1 of any year; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first full Calendar Quarter thereafter, and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.

1.8    “Calendar Year” means the period beginning on the 1st of January and ending on the 31st of December of the same year; provided, however, that (a) the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the same year and (b) the last Calendar Year of the Term shall commence on January 1 of the Calendar Year in which this Agreement terminates or expires and end on the date of termination or expiration of this Agreement.

1.9    “Change of Control” means, with respect to a Person: (a) a transaction or series of related transactions that results in the sale or other disposition of all or substantially all of such Person’s assets: or (b) a merger or consolidation in which such Person is not the surviving corporation or in which, if such Person is the surviving corporation, the shareholders of such Person immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess, directly or indirectly through one or more intermediaries, a majority of the voting power of all of the surviving entity’s outstanding stock and other securities and the power to elect a majority of the members of such Person’s board of directors; or (c) a transaction or series of related transactions (which may include a tender offer for such Person’s stock or the issuance, sale or exchange of stock of such Person) if the shareholders of such Person immediately prior to the initial such transaction do not immediately after consummation of such transaction or any of such related transactions, own, directly or indirectly through one or more intermediaries, stock or other securities of the entity that possess a majority of the voting power of all of such Person’s outstanding stock and other securities and the power to elect a majority of the members of such Person’s board of directors.

1.10    “Checkmate Royalty Term Patents” means, any Checkmate Patents relating to the manufacturing of Series I Products filed within [***] following the Signing Date.

1.11    “Combination Product” means a product that includes a Licensed Compound and one or more other Active Ingredient(s) (that are not Licensed Compounds) and the Licensed Compound and such Active Ingredient(s) are: (a) physically, chemically or otherwise combined or mixed with Licensed Compounds and produced as a single entity; (b) packaged together in a single package or as a unit: or (c) packaged separately and according to their proposed labeling are for use only with each other, where both are required to achieve the intended use, indication, or effect.

1.12    “Commercialization” or “Commercialize” means any and all activities undertaken before and after Regulatory Approval of a Marketing Authorization Application for a Licensed Product and that relate to the marketing, promoting, distributing, importing or exporting for sale, offering for sale, and selling of Licensed Compounds or Licensed Products, and interacting with Regulatory Authorities regarding any of the foregoing.

1.13    “Commercially Reasonable Efforts” means: (a) with respect to the efforts to be expended by a Party with respect to any objective, (including but not limited to those set forth in (b) below) such reasonable and good faith efforts as such Part) would normally use to accomplish a similar objective under similar circumstances; and (b) with respect to any objective relating to Development or Commercialization of Licensed Compound or Licensed Product by a Party, the application by such Party, consistent with the exercise of its prudent scientific and business judgment, of diligent efforts and resources to fulfill the obligation in issue, consistent with the level of efforts such Party would devote to a product at a similar stage in its product life as Licensed Compound or Licensed Product and having profit potential and strategic value comparable to that of Licensed Compound or Licensed Product, taking into account, without limitation, commercial, legal and regulatory factors, target product profiles, product labeling, past performance, the regulatory environment and competitive market conditions in the therapeutic area, safety and efficacy of the Licensed Compound or Licensed Product, the strength of its proprietary position and such other factors as such Party may reasonably consider, all based on conditions then prevailing.

1.14    “Confidential Information” of a Party, means information relating to the business, operations or products of a Party or any of its Affiliates, including any Know-How, not known or generally available to the public, that such Party discloses to the other Party under this Agreement, or otherwise becomes known to the other Party by virtue of this Agreement.

1.15    “Controlled” means, with respect to (a) Intellectual Property or (b) biological, chemical or physical material, that a Party or one of its Affiliates owns or has a license or sublicense to such Patent Rights, Know-How or material (or in the case of material, has the right to physical possession of such material) and has the ability to grant a license or sublicense to, or assign its right, title and interest in and to, such Patent Rights, Know-How or material a provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

1.16    “Copyrights” means (a) all copyrights and works of authorship, whether registered, published or unpublished or unregistered throughout the world; (b) any registrations and applications therefor; (c) rights to databases of any kind under the Laws of any jurisdiction; (d) all extensions and renewals thereof; and (e) any moral rights in or to the foregoing if available by Law of the applicable jurisdiction.

1.17    “Cover”, “Covering” or “Covered” means, with respect to Licensed Product, that the using, selling, or offering for sale of Licensed Product would, but for a license granted in this Agreement under the Licensor Patent Rights, infringe a Valid Claim of the Licensor Patent Rights in the country in which the activity occurs.

1.18    “CYT003” means a Qb VLP as further described on Schedule 1.18.

1.19    “Delivery System” means a compound, device or mixture of compounds used to formulate the Licensed Compound for the delivery to target sites of pharmacological actions or to improve the pharmacological action of the Licensed Compound.

1.20    “Development” or “Develop” means, with respect to a Licensed Compound or Licensed Product, the performance of all preclinical and clinical development (including efficacy, toxicology, pharmacology, test method development and stability testing, process development, formulation development, quality control development, statistical analysis), clinical trials, manufacturing and regulatory activities that are required to obtain Regulatory Approval of such Licensed Compound or Licensed Product in the Territory.

1.21    “Effective Date” means the date the following condition is met: closing of a financing transaction (or a series of financing transactions) based on which Checkmate has received cash in the aggregate of [***]. If the Effective Date has not occurred within ninety (90) days following the Signing Date, this License Agreement shall be considered void.

1.22    “EMA” means the European Medicines Agency or a successor agency thereto.

1.23    “Encumbrance” means any pledge, charge, claim, encumbrance, security interest, mortgage, easement, lien, right of first refusal or similar restriction, including any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership (whether arising by contract or by operation of Law).

1.24    “European Commission” means the authority within the European Union that has the legal authority to grant Regulatory Approvals in the European Union based on input received from the EMA or other competent Regulatory Authorities.

1.25    “Executive Officers” means, together, the Chief Executive Officer of Checkmate and the Chief Executive Officer of Licensor.

1.26    “Existing Licenses” means the existing license agreements between Licensor and [***], between Licensor and [***] between Licensor and [***].

1.27    “FDA” means the United States Food and Drug Administration or a successor federal agency thereto.

1.28    “Field” means the diagnosis, treatment and/or prevention of cancer in humans and animals.

1.29    “First Commercial Sale” means, on a country-by-country basis, the first commercial transfer or disposition for value of a Licensed Product in such country to a Third Party by Checkmate, or any of its Affiliates or Sublicensees after Regulatory Approval for such Licensed Product has been obtained in such country. Sales prior to receipt of Regulatory Approval for such Licensed Product, such as so-called “treatment IND sales,” “named patient sales” and “compassionate or emergency use sales” shall not be construed as a First Commercial Sale.

1.30    “Fiscal Year” means Checkmate’s fiscal year as may be changed from time to time and which is currently from January 1 to December 31.

1.31    “Generic Equivalent” means any product with the same active ingredient and administration route as the Licensed Product that is (i) bioequivalent to and/or biosimilar to the Licensed Product and that is and sold under an approved MAA pursuant to 21 U.S.C. § 3550) or 42 U.S.C. § 262(k). or pursuant to the applicable law of the relevant jurisdiction or (ii) is sold under an ANDA or NDA pursuant to the FDA act.

1.32    “Intellectual Property” means all rights in (a) Patent Rights, (b) trademarks and service marks (whether registered or not), trademark and service mark applications and registrations, trade names, trade dress, logos, slogans, (c) Copyrights, (d) Know-How, and (e) technology, software, trade secrets, rights in domain names and web pages, rights in designs, and other intellectual property rights, other than off-the-shelf computer programs, in all cases whether or not registered or registrable and including registrations and applications for registrations of these and rights to apply for same and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world.

1.33    “Know-How” means any: (a) scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain or otherwise publicly known, including discoveries, inventions, trade secrets, devices, databases, practices, protocols, regulatory filings, methods, processes (including manufacturing processes, specification and techniques), techniques, concepts, ideas, specifications, formulations, formulae, data (including pharmacological, biological, chemical, toxicological, clinical and analytical information, quality control, trial and stability data), case report forms, medical records, data analyses, reports, studies and procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), summaries and information contained in submissions to and information from ethical committees, or Regulatory Authorities, and manufacturing process and development information, results and data, whether or not patentable, all to the extent not claimed or disclosed in a patent or patent application; and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material, including drug substance samples, intermediates of drug substance samples, drug product samples and intermediates of drug product samples. “Know-How’’ includes any rights including copyright, database or design rights protecting such Know-How. “Know-How” excludes Patent Rights.

1.34    “Knowledge” means, with respect to a matter that is the subject of a given representation, or warranty of Licensor, the knowledge, information or belief of any officer or director of Licensor, or such other employee of Licensor who would reasonably be expected to have knowledge of the matter in question, has, or should reasonably be expected to have after making reasonable inquiry into the relevant subject matter. “Knowingly” means with Know ledge.

1.35    “Law” or “Laws” means any and all applicable laws of any jurisdiction which are applicable to any of the Parties or their respective Affiliates or (sub)licensees in carrying out activities hereunder or to which any of the Parties or their respective Affiliates or (sub)licensees in carrying out the activities hereunder is subject, that may be in effect from time to time, and shall include all statutes, enactments, acts of legislature, laws, ordinances, rules, regulations, notifications, guidelines, directions, directives and orders of any statutory authority, tribunal, board, or court or any central or state government or local authority or other governmental entity in such jurisdictions, including the International Conference on Harmonisation (ICH) guidance or other comparable regulation and guidance of any applicable Regulatory Authority in the Territory, as applicable.

1.36    “Licensed Compound” means any compound or biological product belonging to one of the three following series:

(a)    Series 1: CYT003 (further described in Schedule 1.18)

(b)    Series 2: a TLR9 Agonist, other than the G10 oligonucleotide contained in CYT003, packaged inside Qb VLPs

(c)    Series 3: any TLR9 Agonist manufactured using the Licensor Technology (other than those in Series 1 and 2).

1.37    “Licensed Compound Series” means any one of the series of Licensed Compounds in Section 1.36—referred to individually in 1.36(a), (b) and (c).

1.38    “Licensed Product” means any product, in any dosage form, formulation, presentation or package configuration that is commercialized or undergoing research or preclinical or clinical development that contains or comprises one or more Licensed Compounds.

1.39    “Licensor Copyrights” means all Copyrights that are Controlled by Licensor or any of its Affiliates, as of the Effective Date or at any time’ thereafter during the Term and are necessary or useful in the research, Development, manufacture, use, or Commercialization of a Licensed Compound or Licensed Product.

1.40    “Licensor Know-How” means all Know-How that is Controlled by Licensor or any of its Affiliates, as of the Effective Date or at any time thereafter during the Term, and is necessary or useful in the research, Development, manufacture, use, or Commercialization of a Licensed Compound or Licensed Product. The Licensor Know-How shall include all Know-How identified in the Technology and Program Transfer Plan.

1.41    “Licensor Materials” means those certain materials identified in the Technology and Program Transfer Plan as available for transfer from Licensor to Licensee (either for a fee or free of charge).

1.42    “Licensor Patents” means all Patent Rights that are Controlled by Licensor or any of its Affiliates, as of the Effective Date or at any time thereafter during the Term, and that are necessary or useful for the research, Development, manufacture, use, or Commercialization of a Licensed Compound or Licensed Product or that otherwise claim or cover the Licensor Know-How (including, without limitation, Licensor’s interest in and to any Patents covering Joint Inventions). Listed on Schedule 1.42 are all Licensor Patents existing as of the Effective Date. Licensor shall update Schedule 1.42 from time to time to include any new Patent Rights that come to be Controlled by Licensor or an) of its Affiliates al any time during the Term or after the Effective Date that are necessary or useful for the research, Development, manufacture, use, or Commercialization of a Licensed Compound or Licensed Product or that otherwise claim or cover the Licensor Know -How. Licensor Patents expressly exclude Patent Rights Controlled by an Affiliate of’ Licensor who becomes an Affiliate through a merger or acquisition by or of Licensor, which Patent Rights were Controlled by such Affiliate immediately prior to such merger or acquisition (any such Patent Rights, collectively, the “Post-Transaction Licensor Patents”).

1.43    “Licensor Technology” means the Licensor Copyrights, Licensor Patents, the Licensor Know-How and the Licensor Materials, and all other Intellectual Property rights Controlled by Licensor or any of its Affiliates at any time during the Term on or following the Effective Date that are necessary or useful for the research, Development, manufacture, use, or Commercialization of a Licensed Compound or Licensed Product.

1.44    “Loss of Market Exclusivity” means, with respect to any Licensed Product in any country, the following has occurred: (a) the Net Sales of such Licensed Product in that country in any Calendar Year are less than 50% of the Net Sales in any Calendar Year of such Licensed Product in that country immediately preceding the launch of a Generic Equivalent; and (b) the decline in such sales is attributable in material part to the marketing or sale in such country of a Generic Equivalent of such Licensed Product by a Third Party.

1.45    “Marketing Authorization” means all approvals from the relevant Regulatory Authority necessary to market and sell a Licensed Product in any country including pricing and pricing reimbursement approval.

1.46    “Marketing Authorization Application” or “MAA” shall mean an application or submission for Marketing Authorization of a pharmaceutical product filed with a Regulatory

Authority to obtain marketing approval for such pharmaceutical product in a country or group of countries, including all additions, deletions or supplements thereto, and as any and all such requirements may be amended, or supplanted, at any time. MAA as used herein shall include any New Drug Application (“NDA”) filed under 21 U.S.C. § 355 and any Biologics License Application (“BLA”) filed under 42 U.S.C. § 262.

1.47    “Net Sales” means the gross amounts received by Checkmate or any of its Affiliates or Sublicensees for sales of Licensed Product to independent or unaffiliated Third Party purchasers of such Licensed Product after deductions (provided, however, that such deductions are calculated in accordance with GAAP, consistently applied) for:

(a)    trade, cash and quantity discounts, credits, and refunds (including by reason of rejection, return or recall of goods and rebates), other than early payment cash discounts;

(b)    rebates, chargebacks and other similar allowances made, including with respect to sales paid for by any governmental or regulatory authority, such as, by way of illustration and not limitation, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program;

(c)    retroactive price reductions and early payment discounts that an- actually allowed or granted:

(d)    that portion of administrative fees paid during the relevant period of group purchasing organizations or pharmaceutical benefit managers relating to the Licensed Product;

(e)    actual freight, postage, shipping and insurance expenses to the extent that such items are included in the invoiced amount;

(f)    sales, import, export, excise, customs, and value added taxes, and duties imposed on the sale of Licensed Products;

(g)    that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) that Licensee or its Related Party, as applicable, allocates to the sales of Licensed Product in accordance with Checkmate’s or its Affiliates’ or Sublicensees’ standard policies and procedures consistently applied across its products, as applicable; and

(h)    invoiced amounts that are actually non-collectible and are written off as non-collectible for the sale of Licensed Products.

For clarification, sale of Licensed Product by Checkmate or any of its Affiliates to one another for resale to a Third Party shall not be deemed a sale for purposes of this definition of “Net Sales.” Further, transfers or dispositions of Licensed Product: (i) in connection with patient assistance programs; (ii) for charitable or promotional purposes; (iii) for preclinical, clinical, regulatory or governmental purposes; or (iv) for use in any tests or studies reasonably necessary to comply with any Law, regulation or request by a Regulatory Authority shall not, in each case of (i) through (iv), be deemed sales of such Licensed Product for purposes of this definition of “Net Sales.’’

If a Licensed Product is sold as part of a Combination Product, the Net Sales of any such Licensed Product shall be determined by multiplying the Net Sales (as defined in this Section 1.47) by the fraction A/(A+B), where A is the weighted (by sales volume) average sales price of the Licensed Product when sold separately in finished form and B is the weighted (by sales volume) average sales price of the other product(s) or device(s) sold separately in finished form. In the event that such average sales price cannot be determined for both the Licensed Product and the other product(s) in combination, Net Sales for the purpose of determining royalty payments shall be calculated using the formula where A is the reasonably estimated commercial value of the Licensed Product sold separately in finished form and B is the reasonably estimated commercial value of the other product(s) or device(s) sold separately in finished form.

1.48    “New Drug Application” means an application filed with the FDA under applicable Laws to obtain Regulatory Approval in the United States for a new drug or biologic.

1.49    “Patent Rights” means: (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)).

1.50    “Person” means any natural person, corporation, Unit, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof

1.51    “Phase I” means a human clinical trial of a Licensed Product, the principal purpose of which is a preliminary determination of safety, tolerability, pharmacological activity or pharmacokinetics in healthy individuals or patients or similar clinical study prescribed by the Regulatory Authorities, including the trials referred to in 21 C.F.R. §312.2 l (a), as amended.

1.52    “Phase 2” means a human clinical trial of a Licensed Product, the principal purpose of which is a determination of efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of pivotal clinical trials, or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.2 l(b), as amended.

1.53    “Phase 3” means a human clinical trial of a Licensed Product on a sufficient number of subjects in an indicated patient population that is designed to establish that a or Licensed Product is safe and efficacious For its intended use and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support marketing approval of such Licensed Product, including all tests and studies that are required by the FDA from time to time, pursuant to applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(c), as amended.

1.54    “Price Approvals” means, in those countries in the Territory where Regulatory Authorities may approve or determine pricing and/or pricing reimbursement for pharmaceutical products, such pricing and/or pricing reimbursement approval or determination.

1.55    “Qb VLP” means a Qbeta-derived virus like particle.

1.56    “Regulatory Authority” means: (a) in the US, the FDA; (b) in the EU, the EMA or the European Commission; or (c) in any other jurisdiction anywhere in the world, any regulatory body with similar regulatory authority over pharmaceutical or biotechnology products.

1.57    “Regulatory Approval” means any and all approvals, licenses, registrations, or authorizations of the relevant Regulatory Authority, including Price Approvals, necessary for the Development, manufacture, use, storage, import, transport or Commercialization of Licensed Product in a particular country or jurisdiction. For the avoidance of doubt, Regulatory Approval to Commercialize Licensed Product shall include Price Approval.

1.58    “Regulatory Documentation” means any and all applications, registrations, licenses, authorizations and approvals (including all Regulatory Approvals), and non-clinical and clinical study authorization applications or notifications (including all supporting files, writings, data, studies and reports) prepared for submission to a Regulatory Authority or research ethics committee with a view to the granting of any Regulatory Approval, and any correspondence to or with the EMEA or FDA or any other Regulatory Authority with respect to a Licensed Compound, a Licensed Product (including minutes and official contact reports relating to any communications with any Regulatory Authority), and all data contained in any of the foregoing, including all regulatory authorizations, regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

1.59    “Royalty Term” means, on a Licensed Product by Licensed Product and country-by-country basis (and as further outlined under Section 5.3.2), the period from the First Commercial Sale of such Licensed Product in such country until the later of (a) the last date on which such Licensed Product is Covered by a Valid Claim within the Licensor Patents or any Checkmate Royalty Term Patent in such country, (b) the date on which sale of such Licensed Product is no longer protected by regulatory data exclusivity or market exclusivity in such country or (c) [***]. Royalties are payable only once with respect to the same unit of Licensed Product.

1.60    “Senior Executive” means a member of senior management of a Party who is designated by such Party to resolve disputes under this Agreement.

1.61    “Sublicensee” means a Person other than an Affiliate of Checkmate to which Checkmate (or its Affiliate) has, pursuant to Section 2.2, granted sublicense rights under any of the license rights granted under Section 2.1.

1.62    “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

1.63    “Technology and Program Transfer Plan” means the plan for the transfer of Licensor Know-How, Licensor Materials and Licensor’s CYT003 program, an outline of which is set forth on Schedule 1.63.

1.64    “Territory” means all the countries in the world.

1.65    “Third Party” means any Person other than Licensor, Checkmate or any of their respective Affiliates.

1.66    “Third Party Action” means any Action made by a Third Party against either Party that claims that a Licensed Compound or Licensed Product, or its use, Development, importation, manufacture or sale infringes or misappropriates such Third Party’s Intellectual Property rights.

1.67    “Third Party License Agreement” means any agreement entered into by a Party or its Affiliate with a Third Party, or any amendment or supplement thereto, in each case following the Effective Date. Whereby royalties, fees or other payments are to be made by a Party or its Affiliate lo such Third Party in connection with the grant of rights under intellectual property rights Controlled by such Third Party, which rights are necessary or useful to research, Develop, manufacture, have made, import, export, use or Commercialize a Licensed Compound or Licensed Product.

1.68    “TLR9 Agonist” means unmethylated CpG Oligodeoxynucleotide DNA or any other TLR agonist that activates Toll-like receptor 9.

1.69    “United States” or “US” means the United States of America, its territories and possessions.

1.70    “USD” means the lawful currency of the United States.

1.71    “Valid Claim” means a claim (a) of an issued and unexpired patent which has not lapsed or been revoked, abandoned or held unenforceable or invalid by a final decision of a court or governmental or supra-governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, reexamination or disclaimer or otherwise, or (b) of a patent application that is being diligently prosecuted and that has not been pending for more than five (5) years from the earliest filing date from which such patent application is entitled to claim priority and which claim has not been revoked, cancelled, withdrawn, held invalid or abandoned.

1.72    Other Terms. The definition of each of the following terms is set forth in the section of the Agreement indicated below:

Defined Term	Section
“Action”	6.5.2
“Agreement”	Preamble
“Checkmate”	Preamble
“Checkmate Indemnitees”	9.2
“Checkmate Patent”	6.4.2

“Controlling Party”	6.6.3
“Development Support”	3.2
“Effective Date”	Preamble
“Joint Inventions”	6.7
“Licensor”	Preamble
“Licensor Indemnitees”	9.1
“Manufacturing Support”	3.4
“[***]”	1.26
“Party” and “Parties”	Preamble
“Post-Transaction Licensor Patents”	1.42
“Regulatory Support”	4.2
“Representatives”	3.2
“Term”	10.1

ARTICLE 2

LICENSES AND OTHER RIGHTS

2.1    Grant of License to Checkmate. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Checkmate and its Affiliates, effective as of the Effective Date, an exclusive (even as to Licensor) worldwide right and license (with the right to sublicense, subject to the provisions of Section 2.2) under the Licensor Technology to research, have researched, Develop, have developed, manufacture, have manufactured, import, have imported, export, have exported, distribute, have distributed, promote, have promoted, market, have marketed, sell, have sold, offer for sale, have offered for sale and otherwise use and Commercialize Licensed Compounds and Licensed Products in the Territory in the Field. It is acknowledged and agreed by the Parties that, subject to the terms of this Agreement, the rights granted hereunder to Checkmate and its Affiliates automatically include the right and license to use new, improved, modified or additional Licensor Technology which are Controlled by Licensor at any time during the Term.

2.2    Right to Sublicense. Checkmate shall have the right, in its sole discretion, to grant sublicenses, in whole or in part, through multiple tiers of Sublicensees, under the licenses granted in Section 2.1. Any sublicense agreement must be consistent with the terms and conditions of this Agreement. Checkmate is responsible for compliance of the applicable sublicense agreement with the terms and conditions of this Agreement. In the event of any such sublicense, Checkmate shall continue to remain primarily liable for all liabilities and obligations under this Agreement, including the payment obligations set forth in Section 5. Checkmate shall notify Licensor in writing of any sublicenses granted within thirty (30) days from granting such sublicense.

2.3    Technology Transfer. After the Effective Date, Licensor shall make available to Checkmate the Licensor Know-How and Licensor Materials and undertake the other activities set forth in the Technology and Program Transfer Plan in the manner and according to the schedule set forth therein. Checkmate shall be responsible for certain costs as set forth in the Technology and Program Transfer Plan. The technology transfers set forth in the Technology and Program Transfer Plan shall occur in an orderly fashion and in a manner such that the value, usefulness and confidentiality of the transferred Licensor Know-How, Licensor Materials and Regulatory

Documentation are preserved in all material respects. In addition to implementing the Technology and Program Transfer Plan, during the Term, Licensor shall provide to Checkmate frill and prompt disclosure, but in no event less frequently than semi-annually, of any Licensor Technology that becomes Controlled by Licensor or any of its Affiliates after the Effective Date and that is necessary or useful to Checkmate to conduct its activities or exercise its rights as contemplated hereunder and shall, in the case of Licensor Know-How, promptly following such disclosure, transfer to Checkmate such Licensor Know-How.

2.4    Exclusivity. Licensor agrees that during the Term, neither it nor any of its Affiliates shall conduct or engage in any research, Commercialization or Development activities itself or sponsor or grant rights to any Third Party to conduct or engage in any other research, Commercialization or Development activities on TLR9 Agonists in the Field without Checkmate’s prior written consent. The foregoing covenant shall expire upon a Change of Control of Licensor in the event that any Third Party which is a party lo a transaction giving rise to a Change of Control would, based on its activities at the time of such transaction, cause the resulting entity to be in violation of the foregoing covenant (it being understood that the exclusivity of Checkmate’s license in Section 2.1 and right to sublicense in Section 2.2 shall be unaffected by any such transaction).

2.5    Covenant Not to Sue. Licensor hereby agrees that neither it nor any of its Affiliates shall enforce against Checkmate, its Affiliates and Sublicensees any Post-Transaction Licensor Patents that Licensee may infringe in practicing the inventions claimed in the Licensor Patents.

ARTICLE 3

DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF PRODUCT

3.1    Development of Licensed Product by Checkmate. After the Effective Date, Checkmate shall have the exclusive right and decision-making authority to research and Develop the Licensed Compounds and Licensed Products in the Field and to conduct (either itself or through its Affiliates, agents, subcontractors and/or Sublicensees) all clinical trials and non-clinical studies Checkmate believes appropriate to obtain and maintain Regulatory Approval for Licensed Products in the Field.

3.2    Licensor Support in Development. Commencing immediately after the Effective Date, Licensor shall assist Checkmate with Development of the Licensed Compounds and Licensed Products by making its employees, consultants, contractors, advisors and agents (“Representatives”) that are knowledgeable regarding the Licensor Technology, the Licensed Compounds or Licensed Products (including the properties and functions thereof), available lo Checkmate for scientific and technical explanations, advice and on-site support (collectively, the “Development Support”). All Development Support requested by Checkmate shall be at Checkmate’s expense and at industry standard rates.

3.3    Commercialization. Aller the Effective Date, Checkmate (or its Affiliates, Sublicensees or other Third Parties designated by Checkmate) shall have the exclusive right and decision-making authority to Commercialize Licensed Products and Licensed Compounds in the Field.

3.4    Clinical and Commercial Manufacturing. After the Effective Date, Checkmate (or its Affiliates, Sublicensees or other Third Parties designated by Checkmate) shall have the exclusive right to manufacture the Licensed Compounds and Licensed Products for use in the Field. After the Effective Date, Licensor shall make Representatives that are knowledgeable regarding the Licensor Technology, the Licensed Compounds or Licensed Products available to Checkmate for scientific and technical explanations, advice and on-site support, that may reasonably be required by Checkmate, relating to the manufacture of a Licensed Compound and Licensed Product (the “Manufacturing Support”), including manufacturing scale-up. All such Manufacturing Support shall be at Checkmate’s expense and at industry standard rates.

3.5    Diligence by Checkmate. After the Effective Date, Checkmate shall use Commercially Reasonable Efforts to Develop and Commercialize at least one Licensed Product in the Field. Checkmate shall have the exclusive right to determine, in its sole discretion, the development and launch strategy for a Licensed Product in the Field subject to its exercise of Commercially Reasonable Efforts and the availability of any necessary Third Party licenses or other rights Activities by Checkmate’s Affiliates, Sublicensees, agents and subcontractors shall be considered as Checkmate’s activities under this purposes or determining whether Checkmate has complied with its obligation to use Commercially Reasonably Efforts.

3.6    Checkmate’s Right to Subcontract. Checkmate may exercise any of its rights, or perform any of its obligations, under this Agreement (including any of the rights licensed in Section 2.1) by subcontracting the exercise or performance of all or any portion of such rights and obligations on Checkmate’s behalf. Any subcontract granted or entered into by Checkmate as contemplated by this Section 3.6 of the exercise or performance of all or any portion of the rights or obligations that Checkmate may have under this Agreement shall not relieve Checkmate from any of its obligations under this Agreement.

3.7    Trademarks. Alter the Effective Date, as between Licensor and Checkmate, Checkmate shall have the sole authority to select trademarks for Licensed Products in the Field and shall own all such trademarks.

3.8    Reporting. Checkmate shall, within sixty (60) days of each anniversary of the Effective Date, provide Licensor with a written report summarizing in reasonable detail its major Development and, as applicable, Commercialization activities conducted since the last such report. All information and reports provided to Licensor pursuant to this Section 3.8 shall be treated as Confidential Information of Checkmate hereunder. Notwithstanding the foregoing, Checkmate’s obligation to provide reports under this Section 3.8 shall expire: (i) with respect to Development, upon receipt of Regulatory Approval for Licensed Product, and (ii) with respect to Commercialization, upon the third anniversary of the First Commercial Sale of Licensed Product hereunder.

ARTICLE 4

REGULATORY MATTERS

4.1    Regulatory Filings. After the Effective Date until the termination of this Agreement, as between Checkmate and Licensor, Checkmate shall own and maintain all regulatory filings and Regulatory Approvals for Licensed Products in the Field, including all INDs and

Marketing Authorization Applications. However, during such time as Checkmate is conducting development activities that reference Licensor’s existing IND (number BB- IND15217, filed as of 29 August 2012) and such IND remains open, then Licensor shall continue to maintain such IND with cooperation from Checkmate and other Third Party licensees of Licensed Product (such cooperation to include, without limitation, the reporting of safety data as described in Section 4.3, and other activities as required by applicable Laws). Licensor shall maintain such IND through the renewal period expiring 31st of March 2016 at no additional cost to Checkmate.

4.2    Communications with Regulatory Authorities. After the Effective Date, and subject to the terms of Section 4.1 regarding the existing IND, Checkmate (or one of its Affiliates or Sublicensees) shall be responsible, and act as the sole point of contact, for communications with Regulatory Authorities in connection with the Development, Commercialization, and manufacturing of Licensed Compounds and Licensed Products in the Field. After the Effective Date, subject to the terms of Section 4.1 regarding the existing IND, Licensor shall not initiate, with respect to any Licensed Compound or Licensed Product in the Field, any meetings or contact with Regulatory Authorities without Checkmate’s prior written consent. After the Effective Date, to the extent Licensor receives any written or oral communication from any Regulatory Authority relating to (a) a Licensed Compound or Licensed Product in the Field or (b) a Licensed Compound or product outside the Field which may impact Checkmate’s research and development plans or efforts or its regulatory strategy. Licensor shall (i) refer such Regulatory Authority to Checkmate, and (ii) as soon as reasonably practicable (but in any event within twenty-four (24) hours), notify Checkmate and provide Checkmate with a copy of any written communication received by Licensor or, if applicable, complete and accurate minutes of such oral communication. After the Effective Date, at the request of Checkmate, Licensor shall make available to Checkmate a Representative knowledgeable regarding the Licensor Technology, the Licensed Compounds or Licensed Products, who shall, together with the representatives of Checkmate, participate in and contribute to meetings with the Regulatory Authorities with respect to regulatory matters relating to the Licensor Technology (“Regulatory Support”). All such Regulatory Support shall be at Checkmate’s expense and at industry standard rates.

4.3    Adverse Event Reporting. The Parties agree to comply with any and all Laws that are applicable as of the Effective Date and thereafter during the Term in connection with Licensed Product safety data collection and reporting. After the Effective Date, if Licensor has or receives any information regarding any Adverse Event which may be related to the use of Licensed Product, then Licensor shall provide Checkmate with all such information in English within such time that shall enable Checkmate to comply with all Laws and relevant regulations and requirements. Checkmate shall report to Licensor any Adverse Event culminating in death or permanent disability of a patient or subject who is administered Licensed Product.

4.4    Recalls. After the Effective Date, Checkmate shall have the sole right to determine whether and how to implement a recall or other market withdrawal of a Licensed Product in the Field.

ARTICLE 5

FINANCIAL PROVISIONS

5.1    License Fee. Checkmate shall pay to Licensor a one-time, non-refundable license fee of $1 million USD, 50% of the license fee shall be due and payable within 30 days of the Effective Date, and the other 50% shall be due and payable within six months thereafter. In the event of a Change of Control of Checkmate prior to the payment in full of the license fee, any amount of the license fee not already paid shall be immediately due and payable.

5.2    Development Milestones.

5.2.1    In partial consideration of the rights granted by Licensor to Checkmate and subject to the terms and conditions set forth in this Agreement, Checkmate shall pay to Licensor a one-time, non-refundable milestone payment within thirty (30) days alter the achievement of each of the following milestones for the first Licensed Compound in a Licensed Compound Series developed and commercialized in the Field.

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5.2.2    Each milestone payment in this Section 5.2 shall be payable only upon the first achievement of such milestone for the first Licensed Product from the same Licensed Compound Series and no amounts shall be due for subsequent or repeated achievements of such milestone in with Licensed Products from such Licensed Compound Series. For purposes of clarity each milestone payment in this Section 5.2 shall be payable only one time irrespective of the number of indications pursued for such Licensed Product in each Licensed Compound Series.

5.2.3    If the first Licensed Product in a Licensed Compound Series is abandoned for any reason prior to the First Commercial Sale and an additional Licensed Product in the same Licensed Compound Series is advanced into clinical development, Checkmate shall resume milestone payments starting at the event subsequent to the last milestone payment that was made with respect to the first Licensed Product in such Licensed Compound Series.

5.2.4    If a development milestone event has been skipped with a Licensed Product in a Licensed Compound Series, and a subsequent development milestone event is achieved with respect to such Licensed Product in such Licensed Compound Series, then the milestone payment for the preceding milestone event shall become due and payable upon the achievement of such subsequent milestone event. For example, in the event that a New Drug Application is filed for a Licensed Product in Series 2 based on data from a Phase 2 clinical trial, the milestone payment for the dosing of the first patient in a Phase 3 clinical trial shall be payable together with the milestone payment clue for the filing of the New Drug Application for such Series 2 Licensed Product.

5.2.5    Reductions for Third Party Milestone Payments. If Checkmate or any of its Affiliates enter into one or more Third Party License Agreements that are required or which Checkmate or any of its Affiliates reasonably believe are necessary to avoid or settle an alleged infringement of such Third Party’s Intellectual Property rights arising from the use, Development, manufacture or sale of a Licensed Compound, Checkmate shall be entitled to deduct from any amount payable to Licensor under Section 5.2 [***] of any amounts paid by Checkmate or such Affiliates pursuant to such Third Party License Agreement(s) in respect of the Licensed Product (or Licensed Compound) which gave rise to the payment obligation under Section 5.2; provided, that in no event shall the foregoing deduction reduce the amount due to Licensor pursuant to Section 5.2 by more than [***].

5.2.6    Change of Control Transaction Milestone. Provided that Checkmate has at least one Licensed Product in Development in either Licensed Compound Series 1 or Licensed Compound Series 2, in the event of a Change of Control of Checkmate during the Term, Checkmate will pay Licensor a one-time, non-refundable transaction milestone equal to the lesser of: [***] of the total valuation placed on Checkmate in such Change of Control transaction(s). The transaction milestone shall be due within 30 days of the closing of the Change of Control transaction (or series of related transactions), may be paid in cash or such freely tradable securities (as the case may be) and shall be creditable against certain development milestones set forth in Section 5.2, as follows: (a) [***] of the transaction milestone is creditable against the development milestones for ‘‘New Drug Application filing with the FDA for regulatory approval in the United States” and (b) [***] of the transaction milestone is creditable against the development milestones for “first MAA filing for regulatory approval in the European Union.” By way of example, if Checkmate had previously made a transaction milestone payment of [***] million and subsequently triggered the milestone payment for an NDA filing in the U.S. with a product from Licensed Compound Series 2, then the base milestone payment of [***] million would be reduced by [***], resulting in a development milestone payment of $[***]. Exempt from this Section 5.2.6 shall be a Change of Control resulting from the sale of shares in one or more venture financing rounds, or a Change of Control resulting from a merger for stock of two private companies. Any further Change or Control of the merged private company will be deemed a Change of Control under this Section 5.2.6.

5.3    Royalty Payments for Licensed Product.

5.3.1    Royalty Rate. As further consideration for the rights granted to Checkmate hereunder, during each applicable Royalty Term, Checkmate shall pay to Licensor a royalty on Net Sales of each Licensed Product in the Territory during each Calendar Year at the following rates:

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For clarity, the calculation of aggregate Net Sales in the leftmost column of the preceding table shall include all Licensed Products, irrespective of the series to which such products belong. Royalties are payable only once with respect to the same unit of Licensed Product.

5.3.2    Royalty-Exclusions and Step-Down.

(a)    If, throughout the Term of this Agreement, there is no Valid Claim of a Licensor Patent Covering a particular Licensed Product in a particular country, then no royalties shall be due for the sale of such Licensed Product in such country.

(b)    If, during the Royalty Term, there is no Valid Claim of a Licensor Patent covering a Licensed Product in a particular country, then, for such country, the royalties payable to Licensor for Net Sales of such Licensed Product in such country shall be reduced by [***] of the applicable royalty rate(s) set forth in Section 5.3.1. For purposes of clarity, no royalties shall be due for Licensed Products not Covered by either a Licensor Patent or Licensor Know-How.

5.3.3    Reductions for Third Party License Agreements. If Checkmate or any of its Affiliates enter into a Third Party License Agreement(s) required to avoid or settle an alleged infringement of such Third Party’ Intellectual Property rights arising from the use, deduct from any amount payable to Licensor under Section 5.3.1 [***] of any amounts paid by Checkmate or such Affiliates pursuant to such Third Party License Agreement(s) in respect of the Licensed Product which gave rise to the payment obligation under Section 5.3.1; provided, that in no event shall the foregoing deduction reduce the amount due to Licensor pursuant to Section 5.3.1 for any Calendar Quarter by more than [***].

5.3.4    Royalties for Additional Licensed Products. The royalty rate applicable to subsequent Licensed Products in a Licensed Compound Series, after the first Licensed Product in a Licensed Compound Series, shall be reduced as follows:

(a)    For Licensed Products in Licensed Compound Series 2, by [***]; and

(b)    For Licensed Products in Licensed Compound Series 3, by [***].

As examples: (i) for the second Licensed Product in Licensed Compound Series 2, the royalty rate for Net Sales of less than [***], and (ii) for the third Licensed Product in Licensed Compound Series 2, [***].

5.3.5    Loss of Market Exclusivity. In the event of a Loss of Market Exclusivity for any Licensed Product in any country, provided that Checkmate has taken and is taking all Commercially Reasonable Efforts available to it to enforce any Patent Rights it may own or control that could prevent relevant sales of a Generic Equivalent in such country, then the royalty rates applicable to Net Sales of such Licensed Product in such country in accordance with Section 5.3 shall be reduced by [***]. Such reduction shall be first applied with respect to such country starting with sales in the Calendar Quarter following the Calendar Quarter in which Loss of Market Exclusivity occurs for such Licensed Product in such country. In no event shall the royalty deductions under Section 5.3.2 and this Section 5.3.5 be cumulative.

5.3.6    Timing of Payment. Royalties payable under this Section 5.3 shall be payable on Net Sales and shall accrue at the time the payment for the sale of Licensed Product is received. Royalty obligations that have accrued during a particular Calendar Quarter shall be paid, on a Calendar Quarter basis, within ninety (90) days after the end of each Calendar Quarter during which the royalty obligation accrued.

5.3.7    Royalty Reports and Records Retention. Within ninety (90) days after the end of each Calendar Quarter during which Licensed Product has been sold, Checkmate shall deliver to Licensor, together with the applicable royalty payment due for such Calendar Quarter, a written report, on a Licensed Product-by-Licensed Product and a country-by-country basis, of Net Sales subject to royalty payments for such Calendar Quarter. Such report shall be deemed “Confidential Information” of Checkmate subject to the obligations of ARTICLE 7 of this Agreement. For one year after each sale of Licensed Product occurs, Checkmate shall, and shall ensure that its Affiliates and Sublicensees, keep complete and accurate records of such sale in sufficient detail to confirm the accuracy of the royalty calculations hereunder.

5.4    Mode of Payment and Currency. All payments to Licensor hereunder shall be made by deposit of USD in the requisite amount to such bank account as Licensor may from time to time designate by written notice to Checkmate. With respect to sales not denominated in USD, Checkmate shall convert applicable sales in foreign currency into USD by using the then current and reasonable standard exchange rate methodology applied to its external reporting or other standard practice used for the preparation or its audited financial statements. Based on the resulting sales in USD, the then applicable royalties shall be calculated. The Parties may vary the method of payment set forth herein at any time upon mutual written agreement, and any change shall be consistent with the local Law at the place of payment or remittance.

5.5    Legal Restrictions. If at any time legal restrictions prevent the remittance by Checkmate of all or any part or royalties due on Net Sales in any country, Checkmate shall have the right and option to make such payment either by depositing the amount thereof in local currency to an account in the name of Licensor in a bank or other depository selected by Licensor in such country.

5.6    Audits.

5.6.1    Audits Generally. During the Royalty Term and for one Calendar Year thereafter, and not more than once in each Calendar Year, Checkmate shall permit, and shall cause its Affiliates to permit, an independent certified public accounting firm or nationally recognized standing selected by Licensor, and reasonably acceptable to Checkmate, to have access to and to review, during normal business hours upon reasonable prior written notice, the applicable records of Checkmate and its Affiliates to verify the accuracy of the royalty reports and payments under this ARTICLE 5. Such review may cover the records for sales made in any Calendar Year ending not more than one year prior to the date of such request. The accounting firm shall disclose to Licensor and Checkmate only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Licensor.

5.6.2    Audit-Based Reconciliation. If such accounting firm conclude that additional amounts were owed during such period, then Checkmate shall pay the additional amounts within thirty (30) days after the date Licensor delivers to Checkmate such accounting firm’s written report. If such accounting firm concludes that an overpayment was made, such overpayment shall be fully creditable against amounts payable in subsequent payment periods or, at Checkmate’s request, shall be promptly reimbursed to Checkmate. Licensor shall pay for the cost of any audit, unless Checkmate has underpaid Licensor by at least ten percent (10%), in which case Checkmate shall pay for the cost of the audit.

5.6.3    Audit Confidentiality. Each Party shall treat all information that it receives under this Section 5.6 in accordance with the confidentiality provisions of ARTICLE 7 of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the other Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement, except to the extent necessary for such Party to enforce its rights under this Agreement.

5.7    Withholding Tax. Licensor shall be responsible for the payment of any and all faxes levied on account of the royalties and other payments paid to Licensor by Checkmate or its Affiliates or Sublicensees under this Agreement. If Law requires that Taxes be deducted and withheld from royalties or other payments paid under this Agreement Checkmate shall (i) deduct those Taxes and interests and penalties assessed thereon from the payment or from any other payment owed by Checkmate hereunder; (ii) pay the Taxes to the proper governmental body; (iii) send evidence of the obligation together with proof of Tax payment to Licensor within one hundred (100) days following such payment; (iv) remit the net amount, after deductions or withholding made under this Section 5.7; and (v) cooperate with Licensor in any way reasonably requested by Licensor, to obtain available reductions, credits or refunds of such Taxes; provided, however, that Licensor shall reimburse Checkmate for Checkmate’s reasonable and documented out-of-pocket expenses incurred in providing such assistance.

ARTICLE 6

INVENTIONS AND PATENTS

6.1    Patent Listing under Public Health Services Act. Each Party shall immediately give written notice to the other Party of any certification of which they become aware filed pursuant to 42 USC. §262(l)(3) (or any amendment or successor statute thereto) claiming that any Licensor Patents covering Licensed Compound or Licensed Product, or the manufacture or use of each of the foregoing, are invalid or unenforceable, or that infringement shall not arise from the manufacture, use or sale of a product by a Third Party.

6.2    Listing of Patents. For any approved MAA filed as an NDA under 2 U.S.C. § 355, Checkmate shall have the sole right to determine which of the Licensor Patents, if any, shall be listed for inclusion in the FDA’s Approved Drug Licensed Products with Therapeutic Equivalence Evaluations (commonly referred to as the Orange Book), or any successor Law in the United States, together with any comparable Laws in any country. To the extent the FDA ever requires a similar patent listing for approved biological products, Checkmate shall have the same right with respect to any approved MAA filed as a BLA under 42 U.S.C. § 262.

6.3    Further Assurances. Licensor shall require all of its employees, and use its best efforts to require its contractors and agents, and any Affiliates and Third Parties working on its behalf under this Agreement (and their respective employees, contractors and agents), to assign to Licensor any Licensor Technology.

6.4    Patent Prosecution and Maintenance.

6.4.1    Licensor Patents.

(a)    The Parties acknowledge that the patents and patent applications set forth on Schedule 1.42 are the subject of the Existing Licenses. For so long as such Existing Licenses are in effect, such patents and patent applications are subject to certain priority and consent rights related to prosecution, enforcement and abandonment as provided in the Existing Licenses.

(b)    Checkmate shall bear [***] of the costs and expenses incurred after the Effective Date of filing, prosecuting and maintaining Licensor Patents which have claims which are necessary or useful for the research, Development, manufacture, use or Commercialization of a Licensed Product; provided that, if Licensor grants or has granted rights to any Licensor Patents which are necessary or useful for the research, Development, manufacture, use or Commercialization of a Licensed Compound to Third Parties in addition to [***] and to Checkmate under any Licensor Patents in fields other than the Field, each such Third Party shall share equally [***] Checkmate in such costs and expenses incurred after the Effective Date.

(c)    If Licensor receives notice from [***], pursuant to the relevant Existing Licenses, that [***] has elected not to file or to continue to prosecute or maintain a Licensor Patent in any country, then Licensor shall notify Checkmate in writing promptly following its receipt of such notice. In such case, Checkmate shall have the right to pursue the filing or support the continued prosecution or maintenance of such Licensor Patent in Licensor’s name using a mutually agreeable patent attorney or law firm. Licensor shall provide to Checkmate reasonable assistance in prosecuting Licensor Patents to the extent possible, including providing such data in Licensor’s Control that is, in Checkmates reasonable judgment, needed to support the prosecution of a Licensor Patent. If Checkmate elects to continue such prosecution or maintenance, then Checkmate shall bear the costs and expenses of filing, prosecuting and maintaining the applicable Licensor Patents incurred after such election; provided that, if Licensor grants rights to any Third Parties under any Licensor Patents in fields other than the Field, each such Third Party shall share equally with Checkmate in such costs and expenses.

(d)    If Licensor has the right to review and provide comments or suggestions to [***] or any other Third Party Licensees of Licensed Products regarding the prosecution or maintenance of Licensor Patents in any country. Licensor agrees to provide Checkmate with the opportunity to provide its comments and suggestions to Licensor and Licensor agrees to use its best efforts to provide Checkmate’s comments and suggestions to [***] or any other Third Party Licensees of Licensed Products.

6.4.2    Checkmate Patents. Checkmate shall own any Know-How developed by Checkmate or any of its Affiliates or a Third Party on behalf of Checkmate and shall have the right, but not the obligation, to file, prosecute and maintain Patent Rights covering or claiming any such Know-How (“Checkmate Patent”). Checkmate shall bear all costs and expenses of filing, prosecuting and maintaining Checkmate Patents and Licensor shall have no particular rights with respect thereto.

6.5    Enforcement of Patents and Know-How.

6.5.1    Notice.

(a)    The Parties acknowledge that the patents and patent applications set forth on Schedule 1.42 are the subject of the Existing Licenses. For so long as such Existing Licenses are in effect, such patents and patent applications are subject to certain priority and consent rights related to prosecution, enforcement and abandonment as provided in the Existing Licenses. If Licensor has the right to review and provide comments or suggestions to [***] or any other Third Party Licensees of Licensed Products regarding the enforcement of Licensor Patents in any country, Licensor agrees to provide Checkmate with the opportunity to provide its comments and suggestions to Licensor and Licensor agrees to provide Checkmate’s comments and suggestions to [***] or any other Third Party Licensees of Licensed Products.

(b)    If either Party knows or believes that an infringement, unauthorized use, misappropriation, ownership claim, threatened infringement or other similar activity by a Third Party exists or has occurred with respect to any Licensor Technology, or if a Third Party claims that any Licensor Patent is invalid or unenforceable, the Party possessing such knowledge or belief shall notify the other Part) and provide it with all details that are known by such Party.

(c)    In the event that Licensor believes that a Checkmate Patent, if any, is being infringed by a Third Party or if a Third Party claims that any Checkmate Patent is invalid or unenforceable, Licensor shall notify Checkmate and provide it with details of such infringement or claim.

6.5.2    Right to Bring an Action. Checkmate shall have the exclusive right to attempt to resolve any infringement or claim, including by filing an infringement suit, defending against such claim or taking other similar action, with respect to the use or practice of a Licensor Patent in the Field (each, an “Action”) and to compromise or settle any such infringement or claim: provided, however, that in case such infringement also involves any product comprising lgE coupled to Qb VLPs or CYT003, then Checkmate’s right shall be subject to the permission of [***] that Checkmate may initiate or participate in legal actions against such infringement, which permission Licensor shall use commercially reasonable efforts to obtain. At Checkmate’s request, Licensor shall immediately provide Checkmate with all relevant documentation (as may be requested by Checkmate) evidencing that Checkmate is validly empowered by Licensor to take such an Action. Licensor is obligated to join Checkmate in such Action if Checkmate determines that it is necessary to demonstrate “standing to sue.’’ If Checkmate does not intend to prosecute or defend an Action, Checkmate shall promptly inform Licensor, in which case Licensor shall be entitled to assume the prosecution or defense of such Action at its own cost.

6.5.3    Costs of an Action. Subject to the respective indemnity obligations of the Parties set forth in ARTICLE 9, the Party taking an Action under Section 6.5.2 shall pay all costs associated with such Action, other than (subject to Section 6.5.5) the expenses of the other Party if the other Party elects to join such Action (as provided in the last sentence of this paragraph). Each Party shall have the right to join an Action relating to a Licensor Patent, at its own expense

6.5.4    Settlement. Neither Party shall settle or otherwise compromise any Action by admitting that any Licensor Patent is invalid or unenforceable without the other Party’s prior written consent and, in the case of Licensor, Licensor may not settle or otherwise compromise an Action in a way that adversely affects or would be reasonably expected to adversely affect Checkmate’s rights or benefits hereunder without Checkmate’s prior written consent.

6.5.5    Reasonable Assistance. The Party not enforcing or defending Licensor Patents shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence and making its employees available, subject to the other Party’s reimbursement, on an on-going basis, of any reasonable out-of-pocket expenses incurred by the non-enforcing or non-defending Party in providing such assistance.

6.5.6    Distribution of Amounts Recovered. Any amounts recovered by the Party taking an Action pursuant to this Section 6.5, whether by settlement or judgment, shall be allocated in the following order: (i) to reimburse the Party taking such Action for any costs incurred; (ii) to reimburse the Party not taking such Action for its costs incurred in such Action, if it joins such Action: and (iii) the remaining amount of such recover) shall be allocated to Checkmate and deemed to be Net Sales for the Calendar Quarter in which the amount is paid and Checkmate shall pay to Licensor a royalty on such remaining amount based on the royalty rates set forth in Section 5.3.

6.5.7    Checkmate Patents. Checkmate shall have the sole right and authority, but not the obligation, to enforce Checkmate Patents against any Third Party infringer: provided that Licensor shall provide reasonable assistance to Checkmate with respect thereto, including providing access to relevant documents and other evidence and making its employees available, subject to Checkmate’s reimbursement, on an on-going basis, of any out-of-pocket expenses incurred in providing such assistance.

6.6    Third Party Actions Claiming Infringement.

6.6.1    Notice. If a Party becomes aware of any Third Party Action, such Party shall promptly notify the other Party of all details regarding such claim or action that is reasonably available to such Party.

6.6.2    Right to Defend. Checkmate shall have the right, at its sole expense, but not the obligation, to defend a Third Party Action and to compromise or settle such Third Party Action. If Checkmate declines or fails to assert its intention to defend such Third Party Action within sixty (60) days after sending (in the event that Licensor is the notifying Party) or receipt (in the event that Checkmate is the notifying Party) of notice under Section 6.6.1 then Licensor shall have the right to defend such Third Party Action. The Party defending such Third Party Action shall have the sole and exclusive right to select counsel for such Third Party Action.

6.6.3    Consultation. The Party defending a Third Party Action pursuant to Section 6.6.2 shall be the “Controlling Party.” The Controlling Party shall consult with the non-Controlling Party on all material aspects of the defense. The non-Controlling Party shall have a reasonable opportunity for meaningful participation in decision-making and formulation of defense strategy. The Parties shall reasonably cooperate with each other in all such actions or proceedings. The non-Controlling Party shall be entitled to be represented by independent counsel of its own choice at its own expense.

6.6.4    Appeal. In the event that a judgment in a Third Party Action is entered against the Controlling Party and an appeal is available, the Controlling Party shall have the first right, but not the obligation, to file such appeal. In the event the Controlling Party docs not desire to file such an appeal, it shall promptly, in a reasonable time period (i.e., with sufficient time for the non-Controlling Party to take whatever action may be necessary) prior to the date on which such right to appeal shall lapse or otherwise diminish, permit the non-Controlling Party to pursue such appeal at such non-Controlling Party’s own cost and expense. If Law requires the other Party’s involvement in an appeal, the other Party shall be a nominal party of the appeal and shall provide reasonable cooperation to such Party at such Party’s expense

6.6.5    Costs of an Action. Subject to the respective indemnity obligations of’ the Parties set forth in ARTICLE 9, the Controlling Party shall pay all costs associated with such Third Party

Action other than the expenses of the other Party if the other Party elects to join such Third Party Action (as provided in the last sentence of this paragraph). Each Party shall have the right to join a Third Party Action defended by the other Party, at its own expense.

6.6.6    No Settlement Without Consent. Neither Party shall settle or otherwise compromise any Third Party Action by admitting that any Licensor Patent is invalid or unenforceable without the other Party’s prior written consent and, in the case of Licensor. Licensor may not settle or otherwise compromise a Third Party Action in a way adversely affects or would be reasonably expected to adversely affect Checkmate’s rights and benefits hereunder without Checkmate’s prior written consent.

6.7    Joint Intellectual Property Ownership and Disclosure. All rights, title and interest in any inventions which are discovered or invented jointly by the Parties (as determined by inventorship under the U.S. patent laws) (“Joint Inventions”) shall be jointly owned by the Parties. Each Party shall promptly disclose all Joint Inventions to the other Party. Checkmate shall have the first right, but not the obligation, to assume responsibility for the preparation, filing, prosecution and maintenance of all US, EU and foreign patent applications in the Field using patent counsel reasonably acceptable to both Parties. As mutually agreed by the Parties, one Party shall have the first right, but not the obligation, to assume responsibility for the preparation, filing, prosecution and maintenance of all US, EU and foreign patent applications outside the Field using patent counsel reasonably acceptable to both Parties. Both Parties shall participate in and cooperate in such preparation, filing, prosecution and maintenance. In the event that one Party fails to exercise its right to assume such responsibility with respect to a patentable Joint Invention, then the other Party shall have the right, but not the obligation, to assume such responsibility. The Parties shall share equally the expenses for the preparation, filing, prosecution and maintenance of Joint Inventions.

6.8    Commercial Exploitation of Joint Inventions. Each party, as a joint owner of the Joint Inventions shall have the right, without additional compensation to the other, to make, have made, import, have imported, use or have used, sell or have sold, and develop or have developed the Joint Inventions outside the Field. During the term and of this Agreement, Checkmate shall have the exclusive right to make, have made, import, have imported, use or have used, sell or have sold, and develop or have developed the Joint Inventions in the Field subject to the other terms of this Agreement. Nothing in this Section 6.8 shall be construed as a grant to the other Party of any intellectual property rights owned or Controlled by the other Party other than those granted in this Agreement.

ARTICLE 7

CONFIDENTIALITY

7.1    Confidentiality Obligations. Each Party agrees that, for the Term and for five (5) years thereafter, each Party shall, and shall ensure that its Representatives hold in confidence all Confidential Information disclosed to it by the other Party pursuant to this Agreement, unless, as established by its written records, such information:

7.1.1    is or becomes generally available to the public other than as a result of disclosure by the recipient;

7.1.2    is already known by or in the possession of the recipient at the time of disclosure by the disclosing Party;

7.1.3    is independently developed by recipient without use of or reference to the disclosing Party’s Confidential Information; or

7.1.4    is obtained by recipient from a Third Part) that has not breached obligations of confidentiality.

7.2    Permitted Disclosures. The recipient shall not disclose any or the Confidential Information, except to Representatives of the recipient who need to know the Confidential Information for the purpose of performing the recipient’s obligations, or exercise its rights, under this Agreement and who are bound by obligations of non-use and non-disclosure substantially similar to those set forth herein. The recipient shall be responsible for any disclosure or use of the Confidential Information by such Representatives. The recipient shall protect Confidential Information using not less than the same care with which it treats its own confidential information, but at all times shall use at least reasonable care. Each Party shall: (a) implement and maintain appropriate security measures to prevent unauthorized access to, or disclosure of, the other Party’s Confidential Information; (b) promptly notify the other Party of any unauthorized access or disclosure of such other Party’s Confidential Information; and (c) cooperate with such other Party in the investigation and remediation of any such unauthorized access or disclosure.

7.3    Permitted Use.

7.3.1    Notwithstanding Section 7.1, Checkmate may use Licensor’s Confidential Information for the purpose of performing its obligations, or exercising its rights, under this Agreement, including for purposes of:

7.3.2    filing or prosecuting patent applications, subject to the terms of Section 6.3;

7.3.3    prosecuting or defending litigation;

7.3.4    conducting pre-clinical studies or clinical trials pursuant to this Agreement:

7.3.5    seeking or maintaining Regulatory Approval of Licensed Products; or

7.3.6    complying with Law, including securities Law and the rules of any securities exchange or market on which Checkmate’s securities may be listed or traded.

7.3.7    In addition to the foregoing, Checkmate may, in connection with the Development or Commercialization of Licensed Compounds and/or Licensed Products under this Agreement and in discussions with its Board of Directors, Scientific Advisory Board, existing investors and potential investors, and potential partners or acquirors disclose Confidential Information of Licensor to any Third Party, provided that such Third Party is bound by obligations of confidentiality at least as stringent as the ones herein.

7.3.8    In connection with any permitted filing by either Party of this Agreement with any governmental body, the filing Party shall endeavor to obtain confidential treatment of economic,

trade secret information and such other information as may be requested by the other Party, and shall provide the other Party with the proposed confidential treatment request with reasonable time for such other Party to provide comments, and shall include in such confidential treatment request all reasonable comments of the other Party.

7.4    Required Disclosure. The recipient may disclose the Confidential Information lo the extent required by Law or court order: provided, however, that the recipient promptly provides to the disclosing party prior written notice of such disclosure and provides reasonable assistance in obtaining an order or other remedy protecting the Confidential Information from public disclosure.

7.5    Publications. Licensor shall not publish any information relating to a Licensed Compound or Licensed Product in the Field without the prior written consent of Checkmate (which consent may be withheld or given in Checkmate’s sole discretion), unless such information has already been publicly disclosed either prior to the Effective Date or after the Effective Date through no fault of Licensor or otherwise not in violation of this Agreement. Checkmate shall have the right to make such publications as it chooses, in its sole discretion, without the approval of Licensor. Licensor shall submit to Checkmate for Checkmate’s written approval (which approval be granted or denied in Checkmate’s sole discretion) any publication or presentation (including in any seminars, symposia or otherwise) of information related directly or indirectly to a Licensed Product for review and approval at least ninety (90) days prior to submission for the proposed date of publication or presentation.

7.6    Publicity.

7.6.1    Publicity and Use of Names. In the event a Party desires to make a public disclosure announcing the transaction contemplated by this Agreement, such Party shall submit the proposed disclosure in writing to the other Party at least five Business Days prior to the date of disclosure to provide an opportunity to comment thereon. Only upon the approval of the other Party (such approval not to be unreasonably withheld or delayed) may such public disclosure be made. The Parties shall mutually agree on the timing and content of a joint press release regarding the execution and relevant details of this Agreement. Neither Party shall use the name of the other Party in any publicity, advertising or announcements or for any other commercial purpose without the prior written approval of the Party whose name is to be used. In connection with the execution of this Agreement, the Parties anticipate issuing a joint press release in a form which shall be mutually agreed upon in writing by the Parties.

7.6.2    Required Disclosure. In the event that either Party believes it is required to issue a press release or make another public announcement relating to this Agreement to comply with Law it may issue such press release or announcement if (a) the other Party agrees: or (b) it is required to make such disclosure to comply with Law and provides the text of such planned disclosure to the other Party no less than five (5) days prior to disclosure, or such shorter period as may be required in order to issue such press release or announcement within the time frame required by Law and to consider in good faith any requested changes by the other Party.

ARTICLE 8

REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1    Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date and as of the Effective Date:

8.1.1    such Party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization:

8.1.2    such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement:

8.1.3    this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Agreement by such Party docs not conflict with, breach or create in any Third Party the right to accelerate, terminate or modify any agreement or instrument to which such Party is a party or by which such Party is bound, and does not violate any Law of any governmental body having authority over such Party; and

8.1.4    such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement.

8.2    Additional Representations and Warranties of Licensor. Licensor represents and warrants to Checkmate that, as of the Effective Date:

8.2.1    no consent by any Third Party or governmental authority is required with respect to the execution and delivery of this Agreement by Licensor or the consummation by Licensor of the transactions contemplated hereby;

8.2.2    to Licensor’s actual knowledge, without having conducted any further inquiry or investigation, there are no limits or conditions in Licensor’s agreements for the Licensed Product or Licensor Technology with any Third Party which may have a material adverse effect on Checkmate’s use of Licensor Technology pursuant to the licenses granted in this Agreement or on Checkmate’s diligent and complete fulfillment of its obligations under this Agreement:

8.2.3    no claims have been asserted, or, to Licensor’s Knowledge, threatened by any Person, (a) challenging the validity, effectiveness, or ownership of Licensor Technology, and/or (b) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any of Licensor Technology infringes or shall infringe on any Intellectual Property right of any Person;

8.2.4    to the Knowledge of Licensor, the Licensor Patents are not the subject of any litigation procedure, discovery process, interference, reissue, reexamination, opposition, appeal proceedings or any other legal dispute;

8.2.5    to the Knowledge of Licensor, no Third Party has filed, pursued or maintained or threatened in writing to file, pursue or maintain any claim, lawsuit, charge, complaint or other action alleging that any Licensor Patent is invalid or unenforceable;

8.2.6    all issuance, renewal, maintenance and other material payments that are or have become finally due with respect to the Licensor Technology have been timely paid by or on behalf of Licensor;

8.2.7    all Licensor Patents have been properly filed, prosecuted and maintained;

8.2.8    it has the fell right to provide the Licensor Materials to Checkmate and to transfer to Checkmate all right, title and interest in and to the Licensor Material to be provided to Checkmate pursuant to this Agreement;

8.2.9    To the Know ledge of Licensor, each of the patents and patent applications included among the Licensor Patents that is owned (in w hole nr in part) by the Licensor properly identifies each and every inventor of the inventions claimed therein and does not identify any person as an inventor who is not correctly identified as an inventor, as determined in accordance with applicable Laws. Each inventor named on the patents and patent applications included among the Licensor Patents that are owned (in whole’ or in part) by the Licensor has executed an assignment of his or her entire right, title, and interest in and to such patent or patent application, and in and to each and ever) invention described, embodied, or claimed therein, to the Licensor. To the Knowledge of Licensor, no such inventor has any contractual or other obligation that would preclude or otherwise interfere with any such assignment or otherwise conflict with the obligations of such inventor to the Licensor under such agreement with the Licensor.

8.2.10    subject to the terms of the Existing Licenses, Licensor has all right, title and interest in and to the Licensor Technology and Licensor Technology is free and clear of any liens, charges, security interests, mortgage, encumbrances or rights of others to possession or use that would preclude Checkmate’s use of the Licensor Technology pursuant to the licenses granted in this Agreement or which would impede of preclude the diligent and complete fulfillment of its obligations under this Agreement:

8.2.11    except as set forth in the Existing Licenses, Licensor has not previously licensed, assigned, transferred, or otherwise conveyed any right, title or interest in and to the Licensor Technology to any Third Party, including any rights with respect to Licensed Compound or Licensed Product, that would preclude Checkmate’s use of Licensor Technology pursuant to the licenses granted in this Agreement;

8.2.12    there are no (a) Actions relating to the Licensor Technology, the Licensed Compound or the Licensed Products pending or, to the Knowledge of Licensor, threatened against Licensor or any of its Affiliates; and (b) there are no Actions pending or, to the Knowledge of Licensor, threatened, that question the legality or propriety of the transactions contemplated by this Agreement or the consummation of the transactions contemplated herein or therein or which would reasonably be expected to prevent, hinder or delay the consummation of any of the transactions contemplated by this Agreement; and

8.2.13    to Licensor’s actual knowledge, without having conducted any further inquiry or investigation, and except as cited during prosecution of the Licensor Patents or as intended to be cited upon commencement of substantive prosecution, there are no patents, patent applications, patent publications, articles or other prior art references, public use or disclosure, sales or offers to sell, prior invention, other prior art, or any other material information, that could adversely affect the validity or enforceability of, or is otherwise pertinent to, any patent or patent application included among the Licensor Patents. The Licensor (to the extent the Licensor is or was an applicant in respect of any patent or patent application included within the Licensor Patents) and, to Licensor’s actual knowledge, without having conducted any further inquiry or investigation, each inventor of the inventions claimed in the patents and patent applications included in the Licensor Patents has complied in all material respects with all applicable duties of candor and good faith in dealing with the U.S. Patent and Trademark Office and any foreign patent offices, including, without limitation, the duty to disclose to any such patent office all information known to be material to the patentability of each such invention.

8.3    Disclaimer of Warranties. EXCEPT FOR THE EXPRESS WARRANTIES SET FORT 1 IN THIS ARTICLE 8, LICENSOR MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND LICENSOR SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS, STATUTORY OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 9

INDEMNIFICATION AND INSURANCE

9.1    Indemnification by Checkmate. Checkmate shall indemnify, defend and hold Licensor and its Affiliates and each of their respective employees, officers, directors and agents (the “Licensor Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) to the extent arising out of Third Party claims or suits related to: (a) Checkmate’s negligence or willful misconduct; (b) breach by Checkmate of its representations or warranties set forth in this Agreement; or (c) the development of a Licensed Compound or Licensed Product by or on behalf of Checkmate following the Effective Date; provided, however, that Checkmate’s obligations pursuant to this Section 9.1 shall not apply (i) to the extent such claims or suits result from the negligence or willful misconduct of any of the Licensor Indemnitees, or (ii) with respect to claims or suits arising out of breach by Licensor of its representations, warranties or covenants set forth in this Agreement.

9.2    Indemnification by Licensor. Licensor shall indemnify, defend and hold Checkmate and its Affiliates and each of their respective agents, employees, officers and directors (the “Checkmate Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) to the extent arising out of Third Party claims or suits (including Third Party Actions) related to: (a) Licensor’s negligence or willful misconduct; (b) breach by Licensor of its representations, warranties or covenants set forth in this Agreement; or (c) the development of a Licensed Compound or Licensed Product prior to the Effective Date: provided, however, that Licensor’s obligations pursuant to this Section 9.2 shall not apply (i) to the extent that such claims or suits result from the negligence or willful misconduct of’ an) of the Checkmate Indemnitees or (ii) with respect to claims or suits arising out of a breach by Checkmate of its representations or warranties set forth in ARTICLE 8.

9.3    No Consequential Damages. EXCEPT WITH RESPECT TO EACH PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 9.1 OR SECTION 9.2 AS APPLICABLE, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF. NOTWITHSTANDING THE FOREGOING NOTHING IN THIS AGREEMENT SHALL LIMIT EITHER PARTY FROM SEEKING OR OBTAINING ANY REMEDY AVAILABLE UNDER LAW FOR ANY BREACH OF BY THE OTHER PARTY OF ITS CONFIDENTIALITY AND NON-USE OBLIGATIONS UNDER ARTICLE 7.

9.4    Notification of Claims; Conditions to Indemnification Obligations. As a condition to a Party’s right to receive indemnification under this ARTICLE 9, it shall: (a) promptly notify the other Party as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; (b) cooperate, and cause the individual indemnitees to cooperate, with the indemnifying Party in the defense, settlement or compromise of such claim or suit; and (c) permit the indemnifying Party to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel. In no event, however, may the indemnifying Party compromise or settle an) claim or suit in a manner which admits fault or negligence on the part of the indemnified Party or any indemnitee without the prior written consent of the indemnified Party. Each Party shall reasonably cooperate with the other Party and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include using reasonable efforts to provide or make available documents, information and witnesses. The indemnifying Party shall have no liability under this ARTICLE 9 with respect to claims or suits settled or compromised without its prior written consent.

9.5    Insurance. During the Term, each Party shall obtain and maintain, at its sole cost and expense, insurance (including any self-insured arrangements) in types and amounts that are reasonable and customary in the pharmaceutical and biotechnology industry for companies of comparable size, at a comparable stage of development and engaged in comparable activities in the countries in which such Party operates. It is understood and agreed that this insurance shall not be construed to limit either Party’s liability with respect to its indemnification obligations hereunder. Each Party shall, except to the extent self-insured, provide to the other Party upon request a certificate evidencing the insurance such Party is required to obtain and keep in force under this Section 9.5.

ARTICLE 10

TERM AND TERMINATION

10.1    Term and Expiration. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless earlier terminated as provided in this ARTICLE 10, shall continue in full force and effect, on a country-by-country and Licensed Product-by-Licensed Product basis until the date on which the Royalty Term in such country with respect to such Licensed Product expires, at which time this Agreement shall expire in its entirety with respect to such Licensed Product in such country and the terms of Section 10.7 shall apply.

10.2    Termination of the Agreement for Convenience. At any time during the Term, Checkmate may, at its convenience, terminate this Agreement in its entirety, or on a Licensed Product-by-Licensed Product, upon ninety (90) days’ prior written notice to Licensor.

10.3    Termination upon Material Breach or Bankruptcy.

10.3.1    Material Breach. If a Party breaches any of its material obligations under shall be entitled to terminate this Agreement, the Party not in default may give to the breaching Party a written notice specifying the nature of the default, requiring it to cure such breach, and stating its intention to terminate this Agreement if such breach is not cured within sixty (60) days. If such breach is not cured within sixty (60) days after the receipt of such notice the Party not in default shall be entitled to terminate this Agreement immediately by written notice to the other Party. For clarity, such material obligations may apply to the performance of either: (a) this Agreement in its entirety, in which case this provision shall apply to the entire Agreement; or (b) a specific Licensed Product or Licensed Product(s), in which case this provision shall apply only to such affected Licensed Product or Licensed Product(s).

(a)    In the event of a material breach by Licensor of either (i) the grant of exclusivity in ARTICLE 2, (ii) the confidentiality provisions in ARTICLE 7 or (iii) the representations and warranties in Sections 8.1.3 and 8.1.4 that is either undisputed or confirmed by the dispute resolution procedure described in Section 10.3.2, then in lieu of terminating this Agreement, Licensee may, by written notice to Licensor, (1) convert all licenses granted to Checkmate under Section 2.1 and all sublicenses granted by Checkmate pursuant to Section 2.2 of this Agreement to worldwide, irrevocable, sub-licensable exclusive licenses in the Field, (2) terminate the provisions in Sections 3.5, 3.8, 6.7 and 7.6 of this Agreement, (3) reduce the royalties payable to Licensor for Net Sales of any Licensed Product in any country by fifty percent (50%) of the applicable royalty rate(s) set forth in Section 5.3.1, and (4) seek injunctive relief. The Parties agree that that any breach listed in this Section 10.3.1(a) will cause Licensee substantial and irreparable damages and, therefore, in the event of any such breach, in addition to other remedies set forth in this Section 10.3.1(a), Licensee shall have the right to seek specific performance and other injunctive and equitable relief (without being required to post a bond or other security). If Licensee elects the special remedy described in this Section 10.3.1(a), then such remedy shall be Licensee’s sole and exclusive remedy for such material breach by Licensor.

10.3.2    Material Breach Dispute. Any dispute regarding an alleged material breach of this Agreement shall be resolved in accordance with ARTICLE 11 hereof.

10.3.3    Termination Upon Bankruptcy Event. If, during the Term, a Party undergoes a Bankruptcy Event, then, subject to applicable Laws and the terms of this Agreement, the other Party may terminate this Agreement in its entirety upon thirty (30) days’ prior written notice to the bankrupt Party.

10.4    Effects of Termination.

10.4.1    General Effects. Upon any termination of this Agreement with respect to a Licensed Product, the following terms and conditions shall apply with respect to such Licensed Product(s) and country(ies) as are the subject of such termination:

(a)    All licenses granted to Checkmate under Section 2.1 shall terminate.

(b)    Checkmate shall return to Licensor or, at Licensor’s option, destroy, at Licensor’s cost and expense, all relevant records and materials in its possession or control containing or comprising the Licensor Know-How and the Licensor Materials, or such other Confidential Information of Licensor, to the extent solely related to such Licensed Product(s) and country(ies): provided, however, that Checkmate shall have the right to retain one copy of such Licensor Know-How and one sample of Licensor Materials and such other Confidential In formation of Licensor.

(c)    Checkmate shall at Licensor’s request (i) sell such materials (in whole or in part) to Licensor at a price equal to Checkmate’s costs of goods, plus a twenty- five percent (25%) mark-up (transportation and transfer costs shall be at Licensor’s cost and expense), or (ii) destroy any and all chemical, biological or physical materials relating to or comprising such Licensed Product(s), including clinical supplies of such Licensed Product(s), that are Controlled by Checkmate, or (iii) sell such materials to a Third Party.

(d)    Checkmate and its Affiliates and Sublicensees shall be entitled, during the eighteen (18) month period following such termination, to sell any commercial inventory of such Licensed Product(s) which remains on hand as of the date of the termination, so long as Checkmate pays to Licensor the royalties applicable to said subsequent sales in accordance with the terms and conditions set forth in this Agreement. Any commercial inventory remaining following eighteen (18) month period shall be offered for sale to Licensor at a price equal to [***].

(e)    Each of Checkmate’s Sublicensees shall continue to have the rights and licenses set forth in its sublicense agreements, which agreements shall be automatically assigned to Licensor (to the extent authorized therein); provided, however, that such Sublicensee is not then in breach of any of its material obligations under its sublicense agreement.

10.4.2    Additional Effects Upon Termination For Licensed Products in Licensed Compound Series 1. For clarity, none of the provisions in this Section 10.4.2 shall apply to a limited termination by Checkmate pursuant to Section 10.3.1(a).

(a)    Immediately following a notification of termination pursuant to Sections 10.2 or 10.3, the Parties shall agree upon a transition plan for the transition to Licensor of development and commercial activities then being conducted by Checkmate and materials to the extent solely related to such Licensed Product(s) and country(ies) and the wind-down of such activities by Checkmate. Checkmate shall, upon written request by Licensor, (I) transfer to Licensor at Licensor’s cost and expense, all Regulatory Documentation and Regulatory Approvals prepared or obtained by or on behalf of Checkmate prior to the date of such termination, to the extent solely related to such Licensed Product(s) and country(ies) and transferable, and Checkmate shall have the right to retain one copy of such transferred documentation and Regulatory Approvals for record-keeping purposes, and (2) to the extent not prohibited by Law, wind down any ongoing clinical trials with respect to such Licensed Product(s), or at Licensor’s option, transfer such clinical trials to Licensor at Licensor’s cost and expense. Licensor shall have the option, at its discretion, to purchase from Checkmate the relevant clinical trial supplies of Licensed Product at [***].

(b)    If either Party terminates this Agreement prior to the initiation by Checkmate of a Phase 1 Trial of a Licensed Product, no reversion royalties shall be owed to Checkmate pursuant to this Section. If Checkmate terminates this Agreement after the initiation by Checkmate of a Phase 1 Trial of Licensed Product but prior to the completion of such trial, then Licensor shall pay Checkmate a post-termination [***] on Net Sales of such Licensed Product, up to a maximum aggregate payment equal to three times Checkmate’s total Development Expenses (as defined below) incurred in connection with the Development of the terminated Licensed Product. If Checkmate terminates this Agreement alter the completion by Checkmate of a Phase 1 Trial of a Licensed Product and before completion of a Phase 3 Trial of such Licensed Product, then Licensor shall pay Checkmate a [***] on Net Sales of such Licensed Product, up to a maximum aggregate payment equal to three times Checkmate’s total Development Expenses (as defined below) incurred in connection with the Development of the terminated Licensed Product. If Checkmate terminates this Agreement after the completion by Checkmate of a Phase 3 Trial of a Licensed Product and before the filing of a New Drug Application or MAA for such Licensed Product, then Licensor shall pay Checkmate a [***] on Net Sales of such Licensed Product, up to a maximum aggregate payment equal to three times Checkmate’s total Development Expenses (as defined below) incurred in connection with the Development of the terminated Licensed Product. If Checkmate terminates this Agreement after the filing of a New Drug Application or MAA for a Licensed Product, then Licensor shall pay Checkmate a [***] on Net Sales of such Licensed Product. Licensor’s payment of royalties pursuant to this Section shall be calculated in accordance with the terms of Section 5.3, applied mutatis mutandis to Licensor, excluding the royalty reductions, credits and step-downs described therein.

(c)    As used herein, “Development Expenses” means (i) any expenses accrued prior to or after the Effective Date, and which expenses are specifically attributable to the Development of Licensed Products, (ii) any costs (whether internal or costs paid by a Party to a Third Party contract manufacturer) incurred after the Effective Date for any of the following with respect to bulk API or finished Licensed Product: manufacturing process development and validation, process improvements, associated analytical development and validation and the manufacture and testing of clinical and stability, confirmation or consistency lots (including registration stability, process development, qualification, process validation, QA, and test batches), and (iii) any expenses incurred in connection with the preparation, submission and maintenance of any Regulatory- Documentation, and (iv) any royalty, milestone, or other payments payable to Third Parties on account of the Development of Licensed Products. Any costs for Checkmate’s internal FTEs shall be calculated at a fixed rate to be agreed by the Parties in connection with the negotiation of the transition plan described in Section 10.4.2(a).

10.5    Rights on Bankruptcy or Insolvency. All rights and licenses granted under or pursuant to this License Agreement by Licensor are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses to intellectual property as defined under Section 101 of the Bankruptcy Code. Licensor agrees that Checkmate shall retain and may fully exercise its rights and elections under the Bankruptcy Code. If a case is commenced during the term of this License Agreement by or against a Party under the Bankruptcy Code then, unless and until this Agreement is rejected as provided in the Bankruptcy Code, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall perform all of the obligations provided in this License Agreement to be performed by such Party. If a case is commenced during the term of this License Agreement by or against a Party under the

Bankruptcy Code, this License Agreement is rejected or not assumed as provided in the Bankruptcy Code and the other Party elects to retain its rights hereunder as provided in the Bankruptcy Code, then the Party subject to such case under the Bankruptcy Code (in any capacity, including debtor-in- possession) and its successors and assigns (including a Title 11 trustee), shall provide to the other Party copies of all information necessary for such other Party to prosecute, maintain and enjoy its rights under the terms of this License Agreement promptly upon such other Party’s written request therefor. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Code) in the event of the commencement of a case by or against a Party under the Bankruptcy Code. Section 365(n) and the terms of this Section 10.5 shall apply and shall be enforced in and by every court, tribunal, arbitrator, regulatory body or official resolving disputes between the Parties with respect to rights in intellectual property, whether such court, tribunal, arbitrator, regulatory body or official is located in the U.S. or in any other nation or jurisdiction.

10.6    Survival.

10.6.1    Notwithstanding the expiration or termination of this Agreement pursuant to Sections 10.2 or 10.3, the following provisions shall survive: ARTICLE 7, ARTICLE 9, ARTICLE 11 and ARTICLE 13; and Sections 8.3, 10.4, 10.6, 10.7, 10.8 and any other provision that, by its terms or implication, is required to survive in order to give effect to any of the’ foregoing.

10.6.2    Expiration or termination of this Agreement shall not relieve the Parties of any liability that accrued hereunder prior to the effective date of such termination. In addition, termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

10.7    Effects of Expiration. As of the effective date of expiration of the Royalty Term with respect to a given Licensed Product and country, the license from Licensor to Checkmate and its Affiliates under Section 2.1 and all sublicenses granted by Checkmate to its Sublicensees under Section 2.2, shall convert to a fully paid, worldwide, royalty free, irrevocable, perpetual, exclusive, and sublicensable license under the Licensor Technology to research, develop, manufacture, have manufactured, use and Commercialize Licensed Compound and such Licensed Product in the Field in such country.

10.8    Other Remedies. Termination of this Agreement for any reason shall not release either Party from any liability or obligation that already has accrued prior to such termination. Termination of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect or limit, any rights or remedies that otherwise may be available at Law or in equity.

ARTICLE 11

DISPUTE RESOLUTION

11.1    Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish under this ARTICLE 11 procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. In the event that the Parties are unable to resolve such dispute through diligent review and deliberation by the Senior Executives within thirty (30) days from the day that one’ Party had designated the issue as a dispute in written notice to the other Party, then either Party shall have the right to escalate such matter to the Executive Officers as set forth in Section 11.2.

11.2    Escalation to Executive Officers. Either Party may, by written notice to the other Party, request that a dispute that remains unresolved by the Senior Executives for a period of thirty (30) days as set forth in Section 11.1 arising between the Parties in connection with this Agreement, or a dispute relating to material breach, be resolved by the Executive Officers, within fifteen (15) days alter referral of such dispute to them If the Executive Officers cannot resolve such dispute within fifteen (15) days alter referral of such dispute to them, then, at any time alter such fifteen (15) day period, either Party may proceed to enforce any and all of its rights with respect to such dispute.

11.3    Litigation; Venue. The Parties agree that, except as otherwise set forth in Section 11.1 or 11.2, any dispute, controversy or claim arising out of, related to or in connection with Agreement shall be finally determined by litigation in the federal courts located in the Stale of New York, or to a state court in such jurisdiction if applicable Law precludes federal court jurisdiction.

ARTICLE 12

ACTIVITIES BETWEEN SIGNING AND EFFECTIVE DATE

12.1    Provision of Materials Prior to Effective Date. Licensor shall provide Checkmate, at Checkmate’s expense, with certain Licensor Materials prior to the Effective Date, including CYT003 and Qbeta specific monoclonal antibodies, as may be reasonably requested by Checkmate for the purpose of enabling Checkmate’s conduct of certain non- clinical research activities using such Licensor Materials.

12.2    Return Upon Delayed Effectiveness. If the Effective Date has not occurred ninety (90) days following the Signing Date, then, upon Licensor’s written request, Checkmate shall return to Licensor or, at Checkmate’s option, destroy, at Licensor’s cost and expense, all Licensor Materials provided to Checkmate as described in Section 12.1 and shall assign to Licensor any Intellectual Property rights generated by or on behalf of Checkmate through the use or testing of such Licensor Materials.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1    Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties.

13.2    Assignment.

13.2.1    Limitation. Subject to the provisions of this Section 13.2, neither this Agreement nor any of the rights and obligations of a Party under this Agreement shall be assigned to any person or entity, without the prior written consent of the other Party. Notwithstanding the foregoing, a Party may, without the consent of the other Party, assign this Agreement or its rights or obligations under this Agreement: (i) to an Affiliate; (ii) in connection with the transfer or sale of all or substantially all of its assets to which this Agreement relates; or (iii) in the event of a Change of Control.

13.2.2    Continuing Obligations. This Agreement shall be binding upon, and inure to the benefit of each Party, its Affiliates, and its permitted successors and assignee. Each Party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement, and for clarity, in the event of an assignment to an Affiliate, the assignor party shall remain as principal obligor for all or any obligations and liabilities assigned to such Affiliate under the terms of this Agreement.

13.2.3    Void Assignments. Any purported assignment not in accordance with this Section 13.2 shall be void.

13.3    Performance and Exercise by Affiliates. Checkmate shall have the right to have any of its obligations hereunder performed, or its rights hereunder exercised, by, any of its Affiliates and the performance of such obligations by any such Affiliate(s) shall be deemed to be performance by Checkmate: provided, however, that Checkmate shall be responsible for ensuring the performance of its obligations under this Agreement and that any failure of any Affiliate performing obligations of Checkmate hereunder shall be deemed to be a failure by Checkmate to perform such obligations. For clarity, the foregoing means that Checkmate may designate an Affiliate to perform its obligations hereunder or to be the recipient of Licensor’s performance obligations hereunder.

13.4    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.5    Accounting Procedures. Each Party shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with GAAP.

13.6    Force Majeure. Neither Party shall be liable to the other Party or be deemed to have breached or defaulted under this Agreement for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by or results from acts of God, earthquake, riot, civil commotion, terrorism, war, strikes or other labor disputes, fire, flood, failure or delay of transportation, omissions or delays in acting by a governmental authority, acts of a government or an agency thereof or judicial orders or decrees or restrictions or any other reason which is beyond the control of the respective Party. The Party affected by force majeure shall provide the other Party with fill particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and shall use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as practicable.

13.7    No Trademark Rights. No right, express or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement or otherwise.

13.8    Entire Agreement of the Parties; Amendments. This Agreement and the Schedules hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

13.9    Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

13.10    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, excluding application of any conflict of laws principles that would require application of the Law of a jurisdiction outside of the State of New York.

13.11    Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified) or by express courier service (signature required) to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Part) shall have last given by notice to the other Party.

If to Checkmate, addressed to:

Checkmate Pharmaceuticals LLC
49 Trowbridge St. #3
Cambridge, MA 02138, USA
Attn: CEO
Email: akrieg@checkmatepharma.com

With a copy to:

Name:	Charles Yon, Esq.
[***]

If to Licensor, addressed to:

Name:	Cytos Biotechnology AG
Street:	Wagistrasse 25
City:	8952 Schlieren
Country:	Switzerland
Attn:	CEO

With a copy to:

Name:	VISCHER AG
Street:	Aeschenvorstadt 4
City:	4010 Basel
Country:	Switzerland

13.12    Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

13.13    Severability. When possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Law, but if any provision of this Agreement is held to be prohibited by or invalid under Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

13.14    No Implied License. No right or license is granted to Licensor hereunder by implication, estoppel, or otherwise to any know-how, patent or other Intellectual Property right owned or controlled by Checkmate or its Affiliates.

13.15    Interpretation. The words “include,” “includes” and “including’’ shall be deemed to be followed by the phrase ‘‘without limitation,” All references herein to Articles, Sections, and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. Unless the context otherwise requires, countries shall include territories.

13.16    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall he deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the Signing Date.

CYTOS BIOTECHNOLOGY LTD	CHECKMATE PHARMACEUTICALS, LLC.

By: /s/ Christian Itin	By: /s/ Arthur M. Krieg

Name: Christian Itin	Name: Arthur M. Krieg

Title: CEO	Title: CEO

SCHEDULE 1.18

CYT003 DESCRIPTION

[***]

SCHEDULE 1.42

LICENSOR PATENTS

[Schedule begins on following page.]

Cytos Biotechnology AG	CONFIDENTIAL	29.09.2014

Patent Family:	Packaging of ISS into Virus-Like Particles: Method of Preparation and Use

Applicant:	Cytos Biotechnology AG

Investors:	Martin Bachmann, Tazio Stormi, Patrick Maurer, Alain Tissot, Katrin Schwarz, Edwin Meijerink, Gard Lipowaky, Paul Pumpens, Indulis Clelens, Regina Renhofa

Cytos Reference No.	Country	Application Type	Application Date	Application No.	Priority Country	Earliest Priority Date	Earliest Priority No.	Additional Priorities	Publication Date	Publication No.	Grant Date	Patent No.	Status

P1010ATLP	AT	Validated after EPC	16.09.2002	E-0147957	US	14.09.2001	60/310,991	60/374,145 (22.04.2002)	27.03.2003	1450856	11.11.2009	E447907	Granted

P1010AD00	AD	PCT Based with Priority	16.09.2002	2002333224	US	14 09.2001	60/310,934	60/374,145 (22.04.2002)			22.01.2009	2002339224	Granted

P1010AD01	AD	Divisional	16.09.2002	2009200115	US	14 09.2001	60/318,994	60/374,145 (22.04.2002)	05.02.2009	2009200115	10.08.2012	2009200115	Granted

P1010DEEP	BE	Validated after EPC	16.09.2002	2777600.4	US	14.09.2001	60/310.994	60/374,145 (22.04.2002)	27.03.2003	1450856	11.11.2009	1460856	Granted

P1010CA00	CA	PCT Based with Priority	16.09.2002	2,492,826	US	14.09.2001	60/318/934	60/374,145 (22.04.2002)					Pending

P1010CHEP	CH	Validated after EPC	16.09.2002	2777600.4	US	14.09.2001	60/318/994	60/374,145 (22.04.2002)	27.03.2003	1460856	11.11.2009	1450856	Granted

P1010CN00	CN	PCT Based with Priority	16.09.2002	2817935.8	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)	27.03.2005	1599623A	11.05.2011	ZL02817935.8	Granted

P1010CYEP	CY	Validated after EPC	16.09.2002	20101100114	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)	27.03.2003	1450956	11.11.2009	1450856	Granted

P1010DEEP	DE	Validated after EPC	16.09.2002	60234375.5-08	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)	27.03.2003	1450856	11.11.2009	1450856	Granted

P1010DKEP	DK	Validated after EPC	16.09.2002	2777600.4	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)	27.03.2003	1450856	11.11.2009	1450856	Granted

P1010EP00	EP	PCT Based with Priority	16.09.2002	2777600.4	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)	27.03.2003	1450856	11.11.2009	1450856	Granted

P1010EP01	EP	Divisional	16.09.2002	9014047.6	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)	16.06.2010	2196217			Closed

P1010ESEP	ES	Validated after EPC	16.09.2002	2777600.4	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)	27.03.2003	1450856	11.11.2009	1450856	Granted

P1010FREP	FR	Validated after EPC	16.09.2002	2777600.4	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)	27.03.2003	1450856	11.11.2009	1450856	Granted

P1010GBEP	GB	Validated after EPC	16.09.2002	2777600.4	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)	27.03.2003	1450856	11.11 2009	1450856	Granted

P1010GREP	GR	Validated after EPC	16.09.2002	2777600.4	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)	27.03.2003	1450856	11.11.2009	10670598	Granted

P1010HK00	HK	Based on European Patent Application	16.09.2002	4110189.6	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)	01.04.2005	1067856	26.03.2010	10670598	Granted

P1010IEEP	IE	Validated after EPC	16.09.2002	2777600.4	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)	27.03.2003	1460856	11.11.2009	1450856	Granted

P1010:N00	IN	PCT based with Priority	16.09.2002	551/CHENP/2004	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)			26.11.2009	236919	Granted

P1010:N01	IN	Divisional	16.09.2002	3160/CHENP/2009	US	14.09.2001	60/318,994	60/374,145 (22.04.2002)					Pending

P1010ITEP	IT	Validated after EPC	16.09.2002	27776004	US	14.09.2001	60/310,994	06/374,145 (22.04.2002)	27.03.2003	1450856	11.11.2009	1450856	Granted

P1010JP00	JP	PCT Based with Priority	16.09.2002	2003-528575	US	14.09.2001	60/318,994	06/374,145 (22.04.2002)	16.06.2005	2005.517632	21.05.2010	4516748	Granted

1/2

Cytos Biotechnology AG	CONFIDENTIAL	29.09.2014

Cytos Reference No.	Country	Application Type	Application Date	Application No.	Priority Country	Earliest Priority Date	Earliest Priority No.	Additional Priorities	Publication Date	Publication No.	Grant Date	Patent No.	Status

P101JP01	JP	Divisional	16.09.2002	2009-091943	US	14.09.2001	60/318,994	06/374,145 (22.04.2002)	17.08.2011	4749475	27.05.2011	4749475	Granted

P1010NLEP	NL	Validated after EPC	16.09.2002	2777600.4	US	14.09.2001	60/318,994	06/374,145 (22.04.2002)	27.03.2003	1450858	11.11.2009	1450856	Granted

P1010PC00	PC	With Priority	16.09.2002	PCT/IB02/04132	US	14.09.2001	60/318,994	06/374,145 (22.04.2002)	27.03.2003	WO2003/024481A2			Closed

P1010SEEP	SE	Validated after EPC	16.09.2002	2777600.4	US	14.09.2001	60/318,994	06/374,145 (22.04.2002)	27.03.2003	1450856	11.11.2009	1450850	Granted

P1010TREP	TR	Validated after EPC	16.09.2002	2777600.4	US	14.09.2001	60/318,994	06/374,145 (22.04.2002)	27.03.2003	1450856	11.11.2009	1450856	Granted

P1010US00	US	Provisional	14.09.2001	60/310,994									Closed

P1010US01	US	Provisional	22.04.2002	60/374,145									Closed

P1010US02	US	With Priority	16.09.2002	10/244,065	US	14.09.2001	60/318,994	06/374,145 (22.04.2002)	29.05.2003	2003/0099668A1			Closed

P1010US03	US	Contribution/Additional	10.11.2011	13/294,0008	US	14.09.2001	60/318,994	06/374,145 (22.04.2002)	29.11.2012	2012/0301499A1	08.04.2014	8,691,209	Granted

P1010US04	US	Contribution/Additional	23.01.2014	14/162,600	US	14.09.2001	60/318,994	06/374,145 (22.04.2002)					Pending

2/2

Cytos Biotechnology AG	CONFIDENTIAL	29.09.2014

Patent Family:	Packaging of Innumostimulatory substances into Virus-Like Particles: Method of Preparation and Use

Applicant:	Cytos Biotechnology AG

Investors:	Martin Bachmann, Andreas Cornelius, Vania Manolova, Patrick Maurer, Edwin Meijerink, Kari G. Proba, Katrin Schwarz

Cytos Reference No.	Country	Application Type	Application Date	Application No.	Priority Country	Earliest Priority Date	Earliest Priority No.	Additional Priorities	Publication Date	Publication No.	Grant Date	Patent No.	Status

P1038AY00	AU	PCT Based with Priority	25.03.2004	2004224762	US	26.03.2003	60/457,348		24.12.2009	2004224762	08.04.2010	2004224782	Granted

P1038CHEP	CH	Validated after EPC	25.03.2004	04723207.9	US	26.03.2003	60/457,348		07.10.2004	1605973	26.09.2012	1605873	Granted

P1038DEEP	DE	Validated after EPC	25.03.2004	602004039458.0	US	26.03.2003	60/457,348		07.10.2004	1605973	26.09.2012	1605873	Granted

P1038EP00	EP	PCT Based with Priority	25.03.2004	04723207.9	US	26.03.2003	60/457,348		07.10.2004	1605973	26.09.2012	1605873	Granted

P1038FREP	FR	Validated after EPC	25.03.2004	04723207.9	US	26.03.2003	60/457,348		07.10.2004	1605973	26.09.2012	1605873	Granted

P1038GBEP	GB	Validated after EPC	25.03.2004	04723207.9	US	26.03.2003	60/457,348		07.10.2004	1605973	26.09.2012	1605873	Granted

P1038IN00	IN	PCT Based with Priority	25.03.2004	2391/CHEN/2005	US	26.03.2003	60/457,348				19.05.2009	234298	Granted

P1038PC00	PC	With Priority	25.03.2004	PCT/EP04/003165	US	26.03.2003	60/457,348		07.10.2004	WO2004/094940A1			Closed

P1038US00	US	PCT Based with Priority	25.03.2004	10/550,519	US	26.03.2003	60/457,348		09.11.2006	2006/0251677A1	14.04.2009	7,517,520	Granted

P1038US01	US	Continuation/Additional	25.03.2009	12/410,085	US	26.03.2003	60/457,348		22.04.2010	2010/0098722A1			Closed

P1038ZA00	ZA	PCT Based with Priority	25.03.2004	2005/07063	US	26.03.2003	60/457,348				28.03.2007	2005/07063	Granted

1/1

Cytos Biotechnology AG	CONFIDENTIAL	29.09.2014

Patent Family:	Scalable Fermentation Process

Applicant:	Cytos Biotechnology AG

Investors:	Frank Hennecke, Martin Rhiel, Marcel Emmerling, Holger Pfrunder, Philipp Steiner

Cytos Reference No.	Country	Application Type	Application Date	Application No.	Priority Country	Earliest Priority Date	Earliest Priority No.	Additional Priorities	Publication Date	Publication No.	Grant Date	Patent No.	Status

P1049AU00	AU	PCT Based with Priority	24.05.2006	2006251098	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)	30.11.2006	2006251098	05.01.2012	2006251098	Granted

P1049CA00	CA	PCT Based with Priority	24.05.2006	2608579	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)					Pending

P1049CHEP	CH	Validated after EPC	24.05.2006	6777243.4	EP	26.05.2005	5011416.4		30.11.2006	1885847		1885847	Granted

P1049CN00	CN	PCT Based with Priority	24.05.2006	2.0068E+11	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)	02.07.2008	CN101213294A	27.03.2013	ZL200680023620.0	Granted

P1049DEEP	DE	Validated after EPC	24.05.2006	6777243.4	EP	26.05.2005	5011416.4		30.11.2006	1885847		1885847	Granted

P1049EP00	EP	Priority Founding	26.05.2005	5011416.4					29.11.2006	1725642			Closed

P1049EP01	EP	Priority Founding	21.07.2005	5106729.6					24.01.2007	1746165			Closed

P1049EP02	EP	PCT Based with Priority	24.05.2006	6777243.4	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)	30.11.2006	1885847		1885847	Granted

P1049ESEP	ES	Validated after EPC	24.05.2006	6777243.4	EP	26.05.2005	5011416.4		30.11.2006	1885847		1885847	Granted

P1049GREP	FR	Validated after EPC	24.05.2006	6777243.4	EP	26.05.2005	5011416.4		30.11.2006	1885847		1885847	Granted

P1049GBEP	GB	Validated after EPC	24.05.2006	6777243.4	EP	26.05.2005	5011416.4		30.11.2006	1885847		1885847	Granted

P1049IEEP	IE	Validated after EPC	24.05.2006	6777243.4	EP	26.05.2005	5011416.4		30.11.2006	1885847		1885847	Granted

P1049IL00	IL	PCT Based with Priority	24.05.2006	187341	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)			01.12.2012	187341	Granted

P1049IN00	IN	PCT Based with Priority	24.05.2006	9176/DELNP/2007	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)					Pending

P1049ITEP	IT	Validated after EPC	24.05.2006	6777243.4	EP	26.05.2005	5011416.4		30.11.2006	1885847		1885847	Granted

P1049JP00	JP	PCT Based with Priority	24.05.2006	2008-512847	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)	18.12.2006	2006-545401	27.12.2013	5442251	Granted

P1049NLEP	NL	Validated after EPC	24.05.2006	6777243.4	EP	26.05.2005	5011416.4		30.11.2006	1885847		1885847	Granted

P1049NZ00	NZ	PCT Based with Priority	24.05.2006	563708	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)	27.08.2010	563709	07.12.2010	563708	Granted

P1049PC00	PC	With Priority	24.05.2006	PCT/EP2006/062628	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)	30.11.2006	WO2006/125821A2			Closed

P1049SG00	SG	PCT Based with Priority	24.05.2006	200718035-9	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)			15.07.2010	137907	Granted

P1049US00	US	PCT Based with Priority	24.05.2006	11/321,023	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)	13.01.2011	2011/0008831A1			Closed

P1049US01	US	Continuation/Additional	22.12.2011	13/335,008	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)	20.12.2012	2012/0322103A1			Closed

P1049US02	US	Continuation/Additional	07.04.2014	14/247,097	EP	26.05.2005	5011416.4	EP05106729.6 (21.07.205)					Pending

1/1

Cytos Biotechnology AG	CONFIDENTIAL	29.09.2014

Patent Family:	Scalable Process for Protein Purification

Applicant:	Cytos Biotechnology AG

Inventors:	Susanne Richter, Simon Topeil

Cytos Reference No.	Country	Application Type	Application Date	Application No.	Priority Country	Earliest Priority Date	Earliest Priority No.	Additional Priorities	Publication Date	Publication No.	Grant Date	Patent No.	Status

P1050CHEP	CH	Validated after EPC	20.06.2006	6792464.7	EP	21.06.2005	5105513.5		28.12.2006	1893751	05.03.2013	1893751	Granted

P1050DEEP	DE	Validated after EPC	20.06.2006	6792464.7	EP	21.06.2005	5105513.5		28.12.2006	1893751	07.03.2013	1893751	Granted

P1050EP00	EP	Priority Founding	20.06.2006	5105513.5					27.12.2006	1736638	08.03.2013		Closed

P1050EP01	EP	PCT Based with Priority	20.06.2006	6792464.7	EP	21.06.2005	5105513.5		28.12.2006	1893751	09.03.2013	1893751	Granted

P1050FREP	FR	Validated after EPC	20.06.2006	6792464.7	EP	21.06.2005	5105513.5		28.12.2006	1893751	10.03.2013	1893751	Granted

P1050GBEP	GB	Validated after EPC	20.06.2006	6792464.7	EP	21.06.2005	5105513.5		28.12.2006	1893751	11.03.2013	1893751	Granted

P1050PC00	PC	With Priority	20.06.2006	PCT/EP2006/063373	EP	21.06.2005	5105513.5		28.12.2006	WO2006/136566A1	12.03.2013		Closed

P1050US00	US	PCT Based with Priority	20.06.2006	11/922,591	EP	21.06.2005	5105513.5		19.02.2009	2009/0048433A1	13.03.2013	7,888,888	Granted

P1050US01	US	Continuation/Additional	23.12.2010	12/978,033	EP	21.06.2005	5105513.5				14.03.2013		Closed

P1050US02	US	Continuation/Additional	22.08.2011	13.214,825	EP	21.06.2005	5105513.5		23.08.2012	2012/0214976A1	15.03.2013		Closed

1/1

Cytos Biotechnology AG	CONFIDENTIAL	29.09.2014

Patent Family:	Processes for Packaging Oligonucleotides into Virus-Like Particles of RNA Bacteriophages

Applicant:	Cytos Biotechnology AG

Inventors:	Matthias Kinzler, Karl Proba

Cytos Reference No.	Country	Application Type	Application Date	Application No.	Priority Country	Earliest Priority Date	Earliest Priority No.	Additional Priorities	Publication Date	Publication No.	Grant Date	Patent No.	Status

P1070ATEP	AT	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	31.07.2013	2032592	31.07.2013	E624690	Granted

P1070AU00	AU	PCT Based with Priority	12.06.2007	2007260236	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)			23.06.2013	2007260236	Granted

P1070AU01	AU	Divisional	12.06.2007	2013204383	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)					Pending

P1070BEEP	BE	Validated after EPC	12.06.2007	7764627.10	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592.0	Granted

P1070UGEP	UG	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070BR00	BR	PCT Based with Priority	12.06.2007	P10718651.0	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)					Pending

P1070CA00	CA	PCT Based with Priority	12.06.2007	2655108	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)					Pending

P1070CHEP	CH	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070CN00	CN	PCT Based with Priority	12.06.2007	1.0078E+11	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	24.06.2009	CN101466720A	02.01.2013	200780021918.20	Granted

P1070CYEP	CY	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070CZEP	CZ	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070DEEP	DE	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	602007032006.20	Granted

P1070DKEP	DK	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070EEEP	EE	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	E000556	Granted

P1070EP00	EP	PCT Based with Priority	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070EP01	EP	Divisional	12.06.2007	12167784.2	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	05.12.2012	2032592			Pending

P1070ESEP	ES	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070FIEP	FI	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070FREP	FR	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

1/1

Cytos Biotechnology AG	CONFIDENTIAL	29.09.2014

Cytos Reference No.	Country	Application Type	Application Date	Application No.	Priority Country	Earliest Priority Date	Earliest Priority No.	Additional Priorities	Publication Date	Publication No.	Grant Date	Patent No.	Status

P1070GBLP	GB	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070GREP	GR	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	3081500	Granted

P1070HUEP	HU	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	E07784627	Granted

P1070IEEP	IE	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070IL00	IL	PCT Based with Priority	12.06.2007	193520	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)					Pending

P1070IN00	IN	PCT Based with Priority	12.06.2007	1019/DELNP/2008	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)					Pending

P1070ISEP	IS	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070ITEP	IT	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070JP00	JP	PCT Based with Priority	12.06.2007	2009-514696	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	19.11.2009	2009-539907	20.12.2013	5437797	Granted

P1070JP01	JP	Divisional	12.06.2007	2013-255691	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)					Pending

P1070KR00	KR	PCT Based with Priority	12.06.2007	10-2009-7000353	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)					Pending

P1070LTEP	LT	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070LULP	LU	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070LVEP	LV	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070MCEP	MC	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070MTEP	MT	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070MX00	MX	PCT Based with Priority	12.06.2007	MX/02008/015529	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)			29.05.2012	299594	Granted

P1070NLEP	NL	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070NZ00	NZ	PCT Based with Priority	12.06.2007	573622	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	22.12.2011	573622	02.04.2012	573622	Granted

P1070PC00	PC	With Priority	12.06.2007	PCT/EP2007/005189	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	WO2007/144150A1			Closed

P1070PLEP	PL	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070PTEP	PT	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070ROEP	RO	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070RU00	RU	PCT Based with Priority	12.06.2007	2008131507	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)			03.09.2012	2032592	Granted

P1070SEEP	SE	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

1/1

Cytos Biotechnology AG	CONFIDENTIAL	29.09.2014

Cytos Reference No.	Country	Application Type	Application Date	Application No.	Priority Country	Earliest Priority Date	Earliest Priority No.	Additional Priorities	Publication Date	Publication No.	Grant Date	Patent No.	Status

P1070SG00	SG	PCT Based with Priority	12.06.2007	20000097-3	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)					Closed

P1070SG01	SG	Divisional	12.06.2007	201104247-0	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	20.07.2011	172696			Pending

P1070SIEP	SI	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070SKEP	SK	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	E14870	Granted

P1070TREP	TR	Validated after EPC	12.06.2007	7764627.1	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	21.12.2007	2032592	31.07.2013	2032592	Granted

P1070US00	US	PCT Based with Priority	12.06.2007	12/304.620	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)	28.10.2010	2010/0273237A1	24.09.2013	8.541.559	Granted

P1070US01	US	Continuaton/Additional	18.07.2013	13/942.483	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)					Pending

P1070US02	US	Divisional	18.07.2013	13/945.697	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)					Closed

P1070US03	US	Divisional	18.07.2013	13/945.708	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)					Pending

P1070ZA00	ZA	PCT Based with Priority	12.06.2007	2008/10109	US	12.06.2006	60/812.592	PCT/2006/069734 (14.12.2006)			24.02.2010	2008/10109	Granted

1/1

Cytos Biotechnology AG	CONFIDENTIAL	29.09.2014

Patent Family:	Oligonucleotides containing high concentrations of guanine monomers

Applicant:	Cytos Biotechnology AG

Inventors:	Brian Sproat

Cytos Reference No.	Country	Application Type	Application Date	Application No.	Priority Country	Earliest Priority Date	Earliest Priority No.	Additional Priorities	Publication Date	Publication No.	Grant Date	Patent No.	Status

P1084AU00	AU	PCT Based with Priority	12.12.2007	2007333147	US	12.06.2006	60/869.588				03.04.2014	2007133147	Granted

P1084AU01	AU	Divisional	12.12.2007	2013704442	US	12.06.2006	60/869.588						Pending

P1084CA00	CA	PCT Based with Priority	12.12.2007	2671873	US	12.06.2006	60/869.588	2007333147					Pending

P1084CN00	CN	PCT Based with Priority	12.12.2007	200780049850.9	US	12.06.2006	60/869.588	2007133147	23.12.2009	CN101611048A	07.11.2012	ZL200780049850.9	Granted

P1084EP00	EP	PCT Based with Priority	12.12.2007	7060549.5	US	12.06.2006	60/869.588		19.06.2008	2125054			Pending

P1084IN00	IN	PCT Based with Priority	12.12.2007	3334/CHENP/2009	US	12.06.2006	60/869.588						Pending

P1084JP00	JP	PCT Based with Priority	12.12.2007	2009-541546	US	12.06.2006	60/869.588		22.04.2010	2010-512169	10.10.2013	5389662	Granted

P1084PC00	PC	With Priority	12.12.2007	PCT/US2007/087183	US	12.06.2006	60/869.588		19.06.2008	WO2008/073960A2			Closed

P1084US00	US	Provisional	12.12.2006	60/869.668	US								Closed

P1084US01	US	With Priority	12.12.2007	11/954.511	US	12.06.2006	60/869.588		12.06.2008	2008/0139797A1	19.11.2013	8586728	Granted

P1084US02	US	Continuation/Additional	15.10.2013	14/054.068	US	12.06.2006	60/869.588						Pending

1/1

SCHEDULE 1.63

TECHNOLOGY AND PROGRAM TRANSFER PLAN

1	PROJECT STAKEHOLDERS AND CONTRACTUAL STATUS

Party	Role/Tasks in the Project	Contact/Actions
[***]	Production of oligonucleotide G10 [***] Stability study of oligonucleotide G10. Storage of G10	[***] Storage of materials secured and pre-paid by Cytos until December 31, 2015. Extension of Storage agreement beyond that period required.
[***]	CYT003-QbG10 DS production. [***]	[***] Storage of materials secured and pre-paid by Cytos until December 31, 2015. Extension of storage agreement beyond that period required.
[***]	Analytics of oligonucleotide G10 [***] Storage of materials for analytical testing. Storage of stability samples (except G10)	[***] Storage of materials secured and pre-paid by Cytos until December 31, 2015. Extension of storage agreement beyond that period required.
[***]	Development of in-vivo and in-vitro potency tests. Storage of materials for potency testing.	[***] Storage of materials secured and pre-paid by Cytos until December 31,2015. Extension of storage agreement beyond that period required.

SCHEDULE 1.63

2	TECHNOLOGY TRANSFER ACTIVITIES

Task	Timeline	Responsible
Cytos to transfer Documentation to Checkmate	Within 5 Business Days of Closing	Cytos
Cytos to relieve third party project stakeholders from their confidentiality obligations owed to Cytos vis-a-vis Checkmate • [***]	Within 5 Business Days of Closing	Cytos
Cytos to connect third party project stakeholders with point of contact at Checkmate and facilitate Checkmate entering into agreements with such project stakeholders	Within 5 Business Days of Closing	Cytos/Checkmate
Cytos to assign ownership of Licensor Materials stored at third party project stakeholders to Checkmate • [***]	Upon payment for such Licensor Materials by Checkmate	Cytos
Checkmate to set up new stability study in order to maintain GMP status of materials • Oligonucleotide G10 (material stored at Avecia and Fujifilm, stability performed at Avecia)	At Checkmate’s discretion following Closing	Checkmate

3	TRANSFERED MATERIALS

Material/Equipment	Purpose of Use	Amounts Transfered	Storage Place	Docs	Comment
MCB Q08.20030325	Qbeta MCB	82 vials	FCS

DR-030228-CYT-01

BR-030327-WA1-01

QAR-050314-GH2-01

COA-030718-RJ1-01

BC-030721-RJ1-01

SPC-030423-NS1-02

JOS-131023-FDB1-01

AP-131022-FDB1-01

B3134-MCB-001

Certificate of Analysis

B3134-MCB-001

Compliance Statement

B3134 MCB Study Protocol

Vials stored at FCS to be sent to FDB

SCHEDULE 1.63

Material/Equipment	Purpose of Use	Amounts Transfered	Storage Place	Docs	Comment
WCB Q08.20050519	Qbeta WCB	50 vials	FCS

BR-050527-WA1-01

PR-050601-HF1-01

QAR-050606-GH2-01

BC-051101-NS1-01

CER-080124-HT4-01

SPC-050613-GHZ-01

JOS-131023-FOB1-01

AP-131022-FDB1-01

B3134-WCB-001

Certificate of Analysis B3134-WCB-001

Compliance Statement B3134 WCB Study Protocol

Vials stored at FCS to be sent to FDB
Oligonucleotide G10	GMP-Grade	Available on request 26 g (CHF 75 000)	Avecia	MBR-140328-AVE1-01 COA-140328-AVE1-01 COC-140328-AVE1-01 CER-140328-AVE1-01
CYT003-QbG10(API)	Non-clinical use	Available on request (CHF 30/mg) Est Run 2 (3.57 mg/ml) 4 x 30 ml 2 x 250 ml 1 x 80.6 ml	FDB	TR-140226-FDB1-01 COA-140220-FDB1-01 COA-140220-FDB1-02 COA-140220-FDB1-03
QbG10 standard ([***] material NBA0674-17-21)	Standard for in-vivo and in-vitro potency development	20 vials 1 x 30 ml	BSL	OA-140220-FDB1-01
Qb [***] Batch 11	Potency test (in-vivo)	50 x 0.2 ml (3.1 mg/ml	BSL	TR-070715-LON-01 COA-140225-KA2-02
Standard IS055 (Qb dimer standard	Standard for Qb dimer testing	150 x 0.4 ml	Solvias	COA-140113-KA2-01
Standard IS027 (G10 ± x nucleotides)	Standard for QBG10 testing	20 x 250 µl	Cytos	COA-131014-KA2-01 COA-100407-WG1-01
Standard IS040 (QbG10 standard)	Standard for QBG10 testing	100 x 0.1 ml	Solvias	COA-140127-KA2-01

SCHEDULE 1.63

Material/Equipment	Purpose of Use	Amounts Transfered	Storage Place	Docs	Comment
E. coli lysate pMt0105 (not released as HCP standard IS020)	Used for goat immunization against HCP, Standard for host cell protein testing	3 x 50 ml	Cytos	LR-050308-RS2-01 TR-061205-RS2-01
Goat anti pMt0105 antiserum	Antiserum for HCP ELISA	10 x 5 ml 2 x 50 ml	Cytos	TR-050722-NWL-01 LR-060307-CA1-01 TR-060829-CA1-01
Goat anti pMt0105 raw sera	Goat raw sera for purification of antiserum used in HCP ELISA	4 bottles	Cytos	TR-050722-NWL-01
Antibody 3H10	Mouse anti-QB lgG2a for in vivo potency test	10 x 0.01 ml (0.66 mg/ml) 5 x 0.1 ml (0.66 mg/ml) 2 x 1 ml (0.66 mg/ml) 2 x 0.01 ml (0.518 mg/ml) 2 x 0.1 ml (0.518 mg/ml) 2 x 1 ml (0.518 mg/ml)	BSL	TR-131216-MCR1-01
Anti-Qb scFv-Fc fusion protein	For in-vivo potency test	3 x 0.1 ml (2.688 mg/ml) 1 x 1 ml (2.688 mg/ml) 10 x 0.1 ml {1.22 mg/ml) 1 x 1 ml (1.22 mg/ml)	BSL	TR-140414-MCR1-01
Anti-Qb5 (hlgG1) (monoclonal human antibody against Qbeta)	For in-vitro efficacy experiments and establishment of in vitro potency assay	Available on request (CHF 110/mg)	Cytos
PMDC05 cells	Cell line for establishment of in-vitro potency test	(see comment)	BSL	Narita M., et al. (2009) Leukemia Research 33, 1224-1232; Yamahira A. et al. (2012) Leukemia Research 36, 1541-1546	Cell line was licensed from Niigata University. Transfer of the cell line would need to be approved by Niigata University and an annual license fee would need to be paid

SCHEDULE 1.63

4 CMC DOCUMENTS TO BE TRANSFERRED TO CHECKMATE

4.1 Documents need to be transferred for the CYT003-QbG10 Process

Product / Module	Development reports	Production Reports
Oligonucleotide G10 — Intermediate — Chemical synthesis

TR-090518-LON1-01

TR-051007-SA1-01

TR-051130-KM1-01

TR-060504-KM1-01

TR-060720-RNA-01

TR-070130-RNA-01

TR-070226-RNA-01

TR-070404-RNA-01

TR-070504-RNA-01

TR-080404-KM1-01

TR-080410-LON-01

TR-080410-LON-02

TR-080710-BSP-01

TR-130626-AVE1-01

TR-130816-AVE1-01

TR-140121-AVE1-01

TR-140129-AVE1-01

Batch Biospring 18:

BR-071211-BSP1-01

RM R-070803-WB1-01

BC-080520-BSP1-01

COA-080814-BSP1-01

SPC-070816-WG1-01

Avecia GMP batch AZJ 100000:

MBR-140205-AVE1-01

MBR-140317-AVE1-01

MBR-140327-AVE1-01

MBR-140328-AVE1-01

MBR-140328-AVE1-02

MBR-140328-AVE1-03

BRR-140414-AVE1-01

Cell banks — MCB Qbeta — WCB Qbeta	MCB Q08.20030325: DR-030228-CYT-01

MCB Q08.20030325:

BR-030327-WA1-01

QAR-050314-GH2-01

COA-030718-RJ 1-01

BC-030721-RJ 1-01

SPC-030423-NS1-02

WCB Q08.20050519:

BR-050527-WA1-01

PR-050601-HF1-01

QAR-050606-GH2-01

BC-051101-NS1-01

CER-080124-HT 4-01

SPC-050613-GH2-01

SCHEDULE 1.63

Product / Module	Development reports	Production Reports

Fujifilm documents:

JOS-131023-FDB1-01

AP-131022-FDB1-01

B3134-MCB-001 Certificate of Analysis

B3134-MCB-001 Compliance Statement

B3134-WCB-001 Certificate of Analysis

B3134-WCB-001 Compliance Statement

B3134 MCB Study Protocol

83134 WCB Study Protocol

Qbeta Dimer — Intermediate for CYT003 – QbG10(API) — Biotechnihological process

Fermentation:

DR-040719-RM1-01

TR-050531-RM1-01

TR-060127-PH1-01

TR-060822-LON-01

TR-061129-LON-01

TR-070322-PH1-01

TR-070327-PH1-01

TR-070515-LON-01

TR-080808-KR3-01

TR-140128-FDB1-01

Fujifilm reports:

TR-140128-FDB1-01

Downstream Processing:

TR-051110-RS2-01

TR-060612-TS1-01

TR-060822-LON-01

TR-060824-PK1-01

TR-061026-PK1-01

TR-061103-RS2-01

TR-061103-TS1-01

TR-061129-LON-01

TR-070312-GC2-01

Cytos fermentation batch QBF110:

BR-1004-01_QBF110

PR-060216-TS1-01

QAR-060516-Ml1-04

Lonza Qbeta AIX-load batch B10:

COA-070323-LON-01

BC-070329-LON-01

BR-070201-LON-01

BR-070201-LON-02

BR-070203-LON-01

BR-070203-LON-02

BR-070203-LON-03

BR-070203-LON-04

BR-070203-LON-05

BR-070203-LON-06

BR-070204-LON-01

BR-070204-LON-02

BR-070204-LON-03

BR-070204-LON-04

BR-070204-LON-05

BR-070205-LON-01

BR-070205-LON-02

BR-070205-LON-03

BR-070205-LON-04

SCHEDULE 1.63

Product / Module	Development reports	Production Reports
TR-070515-LON-01 TR-070608-SR1-01 TR-070706-PKl-01 TR-071105-PKl-01 TR-081217-BC2-01 TR-081217-MS4-01 TR-140226-FDB1-01

BR-070206-LON-01

BR-070206-LON-02

BR-070206-LON-03

BR-070206-LON-04

BR-070207-LON-01

BR-070207-LON-02

BR-070207-LON-03

BR-070208-LON-01

BR-070208-LON-02

BR-070209-LON-01

BR-070209-LON-02

BR-070209-LON-03

BR-070209-LON-04

BR-070210-LON-01

BR-070210-LON-02

BR-070210-LON-03

BR-070211-LON-01

BR-070211-LON-02

BR-070212-LON-05

BR-070213-LON-03

BR-070214-LON-04

BR-070215-LON-01

BR-070216-LON-03

BR-070223-LON-03

BR-070227-LON-03

BR-070301-LON-01

BR-070301-LON-02

BR-070328-LON-01

Qbeta Dimer Batch QDP011:

PR-070529-TS1-01

QAR-070731-Ml1-01

QAR-081023-HT-01

QCR-081024-MA4-01

SCHEDULE 1.63

Product / Module	Development reports	Production Reports
Qbeta Dimer Batch QDP012: PR-071116-TS1-01 QAR-080414-Ml1-01 SPC-080423-HG1-01 Qbeta Dimer Batch QDP013: BRR-111012-OS3-02 COA-111103-KA1-03 SPEC-1-0003-02
CYT003-QbG10(API) — Drug Substance — Biotechnological process

TR-051007-SA1-01

TR-060228-PKl-01

TR-060619-KM1-01

TR-060911-KM1-01

TR-070219-MJ 1-01

TR-070313-PKl-01

TR-070417-SA1-01

TR-070523-SA1-01

TR-070724-SA1-01

TR-080220-SA1-01

TR-080818-SA1-01

Fujifilm reports:

TR-140226-FDB1-01

TR-140424-FDB1-01

COA-140220-FDB1-03

COA-140220-FDB1-01

Batch QG10023: BR-3015-03/QG10023 BC-120210-HF1-02 BC-121003-WJ1-01 BRR-111020-SD2-02 COA-111104-KA1-03 ASF-CYT003-QbG10-06 SPEC-A-0022-03
CYT003-QbG10(IMP) - Drug Product	Filter validation: VP-091029-PAL1-01 VP-090902-PAL1-01 VR-091214-PAL1-01 VR-091028-PAL1-01	Batch BAG 131502: BR-130522-BAG1-01 BR-130425-BAG1-02 BRR-130514-081-01 COC-130529-BAG1-01

SCHEDULE 1.63

Product / Module	Development reports	Production Reports
— Aseptic filling in glass vials		COA-130610-BAG1-02 COA-140212-BAG1-02 SPEC-D-0025-01 SPEC-D-0028-02

4.2    Documents to be transferred for the analytics of the oligonucleotide G10

Parameter	Method	Test instruction (Cytos reference)	Instructions / Examples test record	Development reports	Validation reports	Other
Oligonucleotide G10 purity and impurities	IEX-HPLC	QTM – 000327 (optimized Avecia method)	ATI-140218-AVE-01	TR-130717-AVE1-01 TR-140129-AVE1-01
Oligonucleotide G10 content	Spectrophotometry	QTM – 000342 (Avecia reference)	ATI-140317-AVE-01	TR-130718-AVE1-01 TR-140306-AVE1-01
Content and identity of oligonucleotide impurities	UV/LC-MS	QTM – 000357 (Avecia reference)	ATI-140317-AVE-01	TR-140227-AVE1-01

4.3    Documents to be transferred for analytics of Qbeta Dimer and CYT003-QbG10

Parameter	Method	Test instruction (Cytos reference)	Instructions / Examples test record	Development reports	Validation reports	Other
Visible Particles and Colour	Visual Inspection	Generic Method / OI-0192 / EP 2.9.20	OI-0192-04 OI-0192		MVR-060712-SD2-01
Turbidity	Turbidimetry	Generic method / OI-0174 EP 2.2.1	OI-0174-05 OI-0174-05	TR-060317-SB1-01	MVR-OI-017 4-04

SCHEDULE 1.63

Parameter	Method	Test instruction (Cytos reference)	Instructions / Examples test record	Development reports	Validation reports	Other
pH	Potentionmetric determination	Generic method / OI-0151 EP 2.2.3	OI-0054-06 OI-0054-06		MVR-OI-0054-02
Conductivity	Conductivity	Generic method / OI-0151 EP 2.2.38	OI-0151-04 OI-0151-04		MVR-OI-0151-02
Sterility	Sterility	Generic method / EP 2.6.1			VR-120702-CON1-01
Identity	Peptide mapping / RP-HPLC	OI-0204	OI-0204-01 (incl. SINs) OI-0204-01-09	TR-060217-BJ2-01 TR-080308-DB1-01 TR-080402-DB1-01 TR-080426-DB1-01	MVR-OI-0204-01	Transfer to Solvias TVR-120706-SOL1-01
Protein content	Spectrophotometry	OI-0215	OI-0215-01 OI-0215-01-40	TR-071119-BE1-01
Protein content	BCA assay	OI-0219	OI-0219-02 (incl. SINs) OI-0219-02-13	TR-080623-SD2-01	MVR-OI-0219-01	Transfer to Solvias TVR-120613-SOL1-01 TVR-130904-SOL1-01
Oligonucleotide content	Spectrophotometry	OI-0213	OI-0213-01 (incl. SINs) OI-0213-01-19	TR-071015-302-01	MVR-OI-0213-01	Transfer to Solvias TVR-120625-SOL1-01
Thiol content	Ellman’s	OI-0218	OI-0218-04 (incl. SINs) OI-0218-04-37	TR-070601-KA1-01	MVR-OI-0218-V01	Transfer to Solvias TVR-120612-SOL1-01
Integrity / Purity	SE-HPLC / UV	OI-0214	OI-0204-02 (incl. SINs and Qbeta Dimer-specific addendum) OI-0204-02-10	TR-070404-HS2-01		Transfer to Solvias TVR-130731-SOL1-01

SCHEDULE 1.63

Parameter	Method	Test instruction (Cytos reference)	Instructions / Examples test record	Development reports	Validation reports	Other
VLP integrity/purity	SE-HPLC/UV	OI-0202	OI-0204-02 (incl. SINs and CYT003-QbG10-specific addendum) OI-0202-03-67	TR-100831-DB1-01	MVR-OI-0202-03 MVR-OI-0202-V06	Transfer to Solvias TVR-120727-SOL1-01
VLP integrity/purity	AF4 / UV-MALS	SOP-P0582	SOP-P0582-01 LR-100420-RC1-01	TR-071212-DB1-01		Transfer to Solvias TVR-120716-SOL1-01
Oligonucleotide G10 integrity	IEX-HPLC	OI-0182 (Cytos method)	OI-0182-03 (incl. SINs) OI-0182-03-02 (incl. SINs)	TR-070430-HK1-01 TR-070301-HK1-01	MVR-OI-0182-01 MVR-OI-0182-02 MVR-OI-0182-03	Transfer to Solvias TVR-120703-SOL1-01
Protein impurities and degradation	LDS-PAGE / silver staining	Generic method / OI-0209 / EP 2.2.31	OI-0209-05 (incl. SINs) OI-0209-05-16	TR-060628-SD2-01	MVR-OI-0209-03 MVR-OI-0209-04 MVR-OI-0209-V05	Transfer to Solvias TVR-120807-SOL1-01
Non-reducible Qbeta dimer	LDS-PAGE / silver staining	Generic method / OI-0209 / EP 2.2.31	OI-0209-05 (incl. SINs) OI-0209-05-16	TR-070920-BE1-01	MVR-OI-0209-04	(Characterization report TR-100621-DB1-01)
Modifications	IEF	OI-0234	OI-0234-02 (incl. SINs) OI-0234-02-10	TR-090602-BE1-01		Transfer to Solvias TVR-120717-SOL1-01
Protein purity / Modifications	CZE	N/A		Solvias S.52.DOK.S141_01		(Development at Solvias)

SCHEDULE 1.63

Parameter	Method	Test instruction (Cytos reference)	Instructions / Examples test record	Development reports	Validation reports	Other
Potency	In vivo test (mouse assay)	N/A	BSL SOP draft attached to method validation plan MVP-140409-BIS1-01_invivoPotencyA ssay_ELISA	TR-100706-O53-01, TR-100826-5B1-01 (Short Cytos summary in vivo Potency Assay)	MVP-140409-BIS1- 01_invivoPotencyAss ay_ELISA MVP-140319-BIS1- 01_invivoPotencyAss ay_invivoPart MVP-140222-BIS1- 01_invivoPotencyAss ay_ELISA (no validation report, validation at BSL interrupted)	(Development at BSL)
Potency	In vitro test (cell assay)	N/A		(Short Cytos summary in vitro Potency Assay)		Cell line papers (Development at BSL)
Residual nucleic acid	RiboGreen assay (fluorometric)	SOP-P0616	SOP-P0616-01	TR-071014-SB1-01
Host Cell DNA content	Threshold	OI-0133	OI-0133.05 (incl. SINs) OI-0133-05-23	TR-060915-581-01 TR-070112-581-01	MVR-OI-0133-V02 MVR-OI-0133-04
E.coli Host Cell Protein content	Immunoassay	OI-0216	OI-0216-02 (incl. SINs) OI-0216-02-20	TR-060418-O53-01 TR-080128-OS3-01 TR-100215-SB1-01	MVR-OI-0216-01
Bacterial endotoxin content	LAL assay	Generic method / OI-0184 / EP 2.6.14 method D / Solvias SOP C.52.S5262_01	OI-0184-05 (incl. SINs) OI-0184-05-11 SOPs-120720-SOL1-01	TR-060324-SC1-01	MVR-OI-0184-V04 VR-120626-SOL1-01 VR-120712-SOL1-01
Bioburden (Total aerobic microbial cell counts and Total	Microbial enumeration test	Generic method / EP 2.6.12	SOP-120622-SOL1-01

Other: MVR-140214-KA2-01 (Yearly evaluation of validation status of analytical methods for CYT003-QbG10, Oligonucleotide G10 and Qbeta transferred to Solvias AG)

SCHEDULE 1.63

4.4	Documents to be transferred for product-specific in-house standards used for analytics of Qbeta Dimer and CYT003-QbG10

Product	Standard Name	Specifications	CoA

Oligonucleotide G10 ± x nucleotides	IS027	SPC-IS027-02	COA-131014-KA2-01

CYT003-QbG10	IS040	SPEC-IS040-03	COA-140127-KA2-01

Qbeta	IS048	SPEC-IS048-02	COA-140225-KA2-02

Qbeta Dimer	IS055	SPEC-IS055-01	COA-140113-KA2-01

SCHEDULE 1.63

5	PRECLINICAL REPORTS TO BE TRANSFERED TO CHECKMATE

5.1	Preclinical reports on CYT003

5.1.1	Non-GLP reports

Study title	Study type

PK report No 1 Half-life of Qb in mouse	PK

Pk report No 1 Pharmacokinetics of QbG10 in mouse	PK

CYT003-QbG10: PK report No 2 Serum half-life of QbG10 in Sprague-Dawley rats injected intravenously with QbG10	PK

CYT003-QbG10: PK report No 3 Pharmacokinetics of QbG10 in Sprague-Dawley rats after subcutaneous injection	PK

CYT003-QbG10: PK report No 4, Stability of QbG10 in human serum in vitro	PK

PPD report No 2 Stimulation of human T and B cells by G10	PD

PPD report No 3 TLR9-dependent signaling of G10	PD

PPD report No 4 Stimulation of mouse dendritic cells by QbG10 in vivo and in vitro	PD

PPD report No 5 Induction of T cell expansion and IFNy production by QbG10 in mice	PD

PPD report No 6 Efficacy of QbG10 in a ragweed-based allergy and asthma model in mice	PD

CYT003-QbG10: PPD report No 7 Uptake of QbGl0 by human pDCs in the presence of Qb-pecific antibodies	PD

CYT003-QbG10: PPD report No 8 Stimulation of human PBMCs in the presence of Qb-pecific antibodies	PD

SCHEDULE 1.63

Study title	Study type

CYT003-QbG10: PPD report No 9 Upregulation of ICOS-L on human pDCs treated with QbGl0 in the presence and absence of Qb-specific antibodies	PD

CYT003-QbG10: PPD report No 10 Analysis of IgG subclasses in Sprague-Dawley rats immunized with QbGl0 or QbpGlu	PD

Report of Antibody Determination from: Effects of QbGl0 Following Repeat-Dose Subcutaneous Administration to the Lewis Rat (Covance Study 2970/001)	PD

5.1.2	GLP-reports (Toxicology Studies)

Study title	Study type	Study No

Acute Intravenous Toxicity Test in Rats following a Single Administration of QBG10	Single dose acute toxicity	506169

Repeat Dose and Local Tolerance Toxicity Study in Rats Following Multiple Subcutaneous Administrations of QBG10	Repeat dose, local tolerance	505893

Local Tolerance and Toxicity Study of QbG10 in Rats with 7 Subcutaneous Injections	Repeat dose, local tolerance	512497

Effects of QbG10 Following Repeat-Dose Subcutaneous Administration to the Lewis Rat	Repeat dose, safety pharmacology	2970/001

8 Week Toxicity and Tolerance Study of AllQbG10 in Rats with 9 Subcutaneous Injections	Repeat dose, local tolerance	514714

QbGl0 Testing for Mutagenic Activity with Salmonella typhimurium TA 1535, TA 100, TA 1537 and TA 98 and Escherichia coli WP2uvrA	AMES test (Testing mutagenic activity)	782861

SCHEDULE 1.63

6	CLINICAL REPORTS TO BE TRANSFERRED TO CHECKMATE

6.1	Completed Clinical Studies with CYT003:

Study Number	lnvestigational Product	Phase	Indication

CYT003-QbG10 02	CYT003	1	None

CYT003-QbG10 03	CYT003	2a	Atopic Dermatitis

CYT003-QbG10 08	CYT003	2a	Allergic Rhino-conjunctivitis (ARC)

CYT003-QbG10 09	CYT003	2b	ARC

CYT003-QbG10 11	CYT003	2a	Allergic Asthma

CYT003-QbG10 12	CYT003	2b	Allergic Asthma

CYT005-AllQbG10 01	CYT003 + Allergen extract	2a	Perennial ARC

CYT005-AllQbG10 02	CYT003 + Allergen extract	2a	Seasonal ARC

CYT005-AllQbG10 03	CYT003 + Allergen extract	2a	Perennial ARC

CYT005-AllQbG10 04	CYT003 + Allergen extract	2	Perennial ARC

CYT004-MelQbG10 01-03	MelQbG10	1/2a	Malignant Melanoma Stage II-IV

CYT004-MelQbG10 04	MelQbG10	2a	Stage III-IV

Access to the following documents relating to the above list of clinical studies will be provided to Checkmate. Copies of all electronic documents will be provided. Paper records achieved by Cytos may be accessed if needed at Checkmates expense.

•	Protocols

SCHEDULE 1.63

•	Protocol Amendments

•	Case Report Forms

•	Investigators Brochures

•	Clinical Study Reports

•	Statistical Analysis Plans

•	Trial Master Files (archived as paper documents)

7	DOCUMENTS RELATING TO REGULATORY FILINGS

•	IND CYT003 study 12 (BB-IND15217)

7.1	Documents relating to CMC for study 12

•	IMPD CYT003-QbG10 12

7.2	Documents relating to CMC for study 13

•	Draft IMPD CYT003-QbG10 13

7.2.1	Scientific advice provided for CYT003 by competent authorities

•	[***]

SCHEDULE 1.63